                                  EXHIBIT 2.1

                      NOTE AND WARRANT PURCHASE AGREEMENT

         This Agreement is made by and among Uranium Resources, Inc., a Delaware corporation (the "Company"), Lindner Investments, a Massachusetts business trust (on behalf of its Lindner Bulwark Fund series) and Lindner Dividend Fund, Inc., a Missouri corporation (collectively, the "Purchaser"), entered into this 25th day of May, 1995.


                                    RECITALS

         A. Lindner Fund, Inc., a Missouri corporation that is an affiliate of the Purchaser, owns 720,525 shares of Common stock of the Company, par value $0.001 per share.

         B. The Company has experienced financial difficulties and has determined to sell certain secured promissory notes to Purchaser to raise funds for the Company.

         C. Purchaser has agreed to purchase such notes on the terms and conditions set forth herein.

         Certain capitalized terms not otherwise defined herein shall have the meanings set forth in Section 11 below.

SECTION 1.  PROVISIONS PARTICULAR TO NOTES

         1.1 Description of the Notes. The Company has authorized and proposes to sell to the Purchaser the Notes. The Notes shall be in the form set forth as
Exhibit 1 attached hereto. Each Note originally issued shall be dated its date of issue, and shall mature on May 31, 1998. The Notes shall bear interest on the unpaid principal balance thereof from the date of issuance until maturity at the rate of 6.5% per annum, payable quarterly in arrears.

         1.2 Purchase and Sale of the Notes; Closing Date. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth in this Agreement, Lindner Investments (on behalf of its Lindner Bulwark Fund series) agrees to purchase from the Company, and the Company agrees to issue and sell to Lindner Investments, Notes in the aggregate principal amount of $1,500,000 on the Closing Date. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth in this Agreement, Lindner Dividend Fund, Inc., agrees to purchase from the Company, and the Company agrees to issue and sell to Lindner Dividend Fund, Inc., Notes in the aggregate principal amount of $4,500,000 on the Closing Date. At the Closing, the Purchaser shall pay for the Notes in current and immediately available U.S. Legal Tender at a price of 100% of the principal amount thereof. The Notes shall be issued in such denominations and registered in such name or names as the Purchaser shall request.

         1.3  Representations and Agreements of the Purchaser.

              (a) Purpose. The Purchaser represents that it (i) is purchasing the Notes and Warrants for its own accounts, (ii) has authority to make the statements contained in this Paragraph 1.3, (iii) is an "accredited investor" as defined under the Securities Act and was not formed for the purpose of acquiring the Notes, and (iv) is purchasing the Notes and Warrants for investment and not with a view to any distribution thereof, provided, however, that the lawful disposition of the Notes, Warrants, and Conversion Stock shall at all times be and remain within such Purchaser's control.

              (b) No Registration. Purchaser understands and acknowledges that the offering of the Notes or Conversion Stock pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act. Purchaser acknowledges and understands that the Notes must be held by it indefinitely unless the Notes and Conversion Stock are subsequently surrendered for conversion or the Notes or Conversion Stock are registered under the Securities Act or an exemption from such registration is available with respect to any proposed transfer of the Notes or Conversion Stock. Purchaser further understands that under certain circumstances the issuance of Conversion Stock and/or Warrant Stock must be approved by stockholders of the Company in order for such shares to be eligible for quotation in the Nasdaq Stock Market, and Purchaser agrees not to exercise Warrants or convert Notes in such amounts as would require such stockholders approval until such approval has been obtained.

              (c) Access to Certain Information. In connection with the representations made herein, Purchaser further represents that: (i) Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's prospective investment in the Notes or Conversion Stock; (ii) Purchaser has the ability to bear the economic risks of its prospective investment, including a complete loss of the investment; (iii) Purchaser has been furnished with and has had access to such information as Purchaser has considered necessary to make a determination as to the purchase of the Notes or Conversion Stock; (iv) Purchaser has had all questions which have been asked by Purchaser satisfactorily answered by the Company; and (v) Purchaser has not been offered the Notes or Conversion Stock by any form of general solicitation or general advertising, including, but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attenders have been invited by any general solicitation or general advertising.

              (d) Authorization; No Conflict. The execution, delivery and performance of this Agreement by the Purchaser (i) has been duly authorized by all requisite corporate action, (ii) does not require any approval or consent on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, that has not been obtained, (iii) will not violate any provision of law, any order of any court or other agency of government or the articles of incorporation or bylaws of Purchaser, and (iv) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any provision of any indenture, agreement or other instrument to which Purchaser is or any part of its assets is bound.

              (e) Purchaser agrees to release or subordinate its lien and security interest on the Kingsville Dome mining facility if necessary in order to permit further development of such facility, provided that, in the event of a release, alternative collateral acceptable to Purchaser is provided by the Company or a Subsidiary, and provided further that, in the event of a subordination, Purchaser consents to such development plan, such consent not to be unreasonably withheld.

         1.4 Covenants of Purchaser. (a) Restrictions on Transfer. Purchaser understands and agrees that, if in the future it decides to sell, pledge or otherwise transfer the Notes or the Conversion Stock issuable upon conversion of the Notes, such Notes or Conversion Stock may be sold, pledged or transferred only (i) to the Company, or (ii) pursuant to an exemption from registration under the Securities Act, including but not limited to those provided by Rules 144 or 145 or Regulation S.

              (b) Restricted Sales. Purchaser agrees that prior to the making of any sales permitted by Section 1.4(a) hereof, Purchaser will give written notice to the Company of Purchaser's intention to make such sales. If Purchaser shall then provide to the Company or its counsel such information concerning the proposed sale as the Company may reasonably request, including an opinion of counsel for Purchaser to the effect that, in the opinion of such counsel, the proposed sale may be effected without registration under the Securities Act, and if such opinion is reasonably satisfactory in substance to the counsel for the Company, Purchaser shall thereupon be entitled to effect such restricted sales.

         1.5  Provisions Governing the Notes and the Conversion Stock.

              (a) Restrictive Legend. The Notes and the Conversion Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under the securities or blue sky laws of any state and such securities may not be sold, pledged or otherwise transferred in the absence of such registration or qualification; provided, however, that such securities may be sold, pledged or otherwise transferred pursuant to an exemption from registration or qualification, including, but not limited to those provided in Rule 144 or 145 or Regulation S under the Securities Act. The transfer of such securities is subject to the restrictions, terms and conditions set forth in that certain Note and Warrant Purchase Agreement dated May 25, 1995 among Uranium Resources, Inc., Lindner Dividend Fund, Inc. and Lindner Investments (on behalf of its Lindner Bulwark Fund series), and such securities may be transferred only in compliance with the terms and conditions of such Note and Warrant Purchase Agreement, a copy of which will be made available by Uranium Resources, Inc. upon written request.

              (b) Disposition of Notes and Conversion Stock. The Notes or the Conversion Stock may be transferred in one or more transactions to an "accredited investor" as defined in Rule 501 under the Securities Act, provided that each such accredited investor shall represent and agree in writing that (i) it is acquiring such Notes and will acquire the Conversion Stock for investment and not with a view to the distribution thereof and (ii) it shall be bound by all the restrictions on transfer of the Notes or any Conversion Stock contained in Section 1.4 hereof. Prior to any such transfer, Purchaser, or any subsequent Holder that is bound hereby, shall deliver to the Company an opinion of counsel stating that such transfer may be effected without registration under the Securities Act.

              (c)  Termination of Restrictions.  The restrictions imposed by
Section 1.4 hereof upon the transferability of Notes and Conversion Stock shall cease and terminate (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with a registration statement governing such securities or (b) when in the opinions of both counsel for the Holder thereof and counsel for the Company such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Conversion Stock, the Holder thereof shall be entitled to receive from the Company without expense a new certificate or certificates representing such securities not bearing the legend set forth in Section 1.5(a) hereof.

              (d) Collateral Securing the Notes. The Mortgaging Subsidiary shall guarantee the obligations of the Company under the Notes and this Agreement pursuant to the Guaranty. The Guaranty will be collateralized with a first Lien on, and an assignment of a security interest in the Texas Real Property and the Collateral, pursuant to the Deed of Trust.

              (e)  Issuance of New Notes upon Exchange or Transfer. Subject to
Section 1.4, upon surrender of any Notes at the office of the Company designated for notices in accordance with Section 12.3, the Company, at the request of the Holder thereof, shall execute and deliver, at the Company's expense (except as provided below), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Notes. Every Note surrendered for transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or by his attorney duly authorized in writing. Each new Note shall be payable to such person as such Holder may request in writing. Each such new Note shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated and bearing interest from the date of the surrendered
Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

              (f) Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Notes, and (i) in the case of loss, theft or destruction of a bond of indemnity in such form and amount reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Company at its expense will execute and deliver in lieu thereof, a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note or dated and bearing interest from the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.


SECTION 2.       PROVISIONS PARTICULAR TO WARRANTS

         2.1  Issuance of Warrants; Warrant Certificates.

              (a) At the Closing, the Company agrees to issue to Lindner Dividend Fund, Inc., one or more Warrants entitling it to purchase 1,125,000 shares of Warrant Stock and the Company agrees to issue to Lindner Investments (on behalf of its Lindner Bulwark Fund series) one or more Warrants entitling it to purchase 375,000 shares of Warrant Stock. As evidence of the ownership of the Warrants, the Company shall execute and deliver to the Holders of the Warrants one or more Warrant Certificates, issued in such denominations and registered in such name or names as the Purchaser shall request. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant

Certificates), and shall be numbered serially with the prefix "URIW-". From time to time thereafter, the Company shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. No Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued upon the exercise of any Warrants pursuant to Section 2.2, to evidence any unexercised Warrants held by the exercising Holder of a Warrant and (iii) those issued upon any transfer or exchange pursuant to Section 2.5. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, President, or any Senior Vice President and attested to by its Secretary or an Assistant Secretary, by manual signatures, and shall have impressed or imprinted thereon the Company's seal.

              (b) Purchaser represents that it (i) is acquiring the Warrants and will acquire the Warrant Stock for its own accounts, (ii) has authority to make the statements contained in this Paragraph 2.1, (iii) is an "accredited investor" as defined under the Securities Act and was not formed for the purpose of acquiring the Warrants, and (iv) is acquiring the Warrants and will acquire the Warrant Stock upon exercise of the Warrants for investment and not with a view to any distribution thereof, provided, however, that the lawful disposition of the Warrants and Warrant Stock shall at all times be and remain within such Purchaser's control.

              (c) Purchaser understands and acknowledges that the offering of the Warrants and the Warrant Stock upon exercise of the Warrants pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act. Purchaser acknowledges and understands that the Warrants must be held by it indefinitely unless the Warrants are subsequently exercised or the Warrants or the Warrant Stock is registered under the Securities Act or an exemption from such registration is available with respect to any proposed transfer of the Warrants or Warrant Stock.

              (d) On and as of the date hereof and on and as of the Closing, the Company and Purchaser agree that the Warrants have only nominal value. The Company and Purchaser further agree that neither of them take or assert any position inconsistent with such valuation on any tax returns, reports or other filings made by either of them from time to time with the Internal Revenue Service or any other governmental authority.

         2.2. Exercise of Warrants. Each Warrant may be exercised at any time on or after its issuance, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. Warrants shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive Warrant Stock deliverable upon such exercise shall be treated for all purposes as the holder thereof upon exercise of a Warrant as of the close of business on the Exercise Date. Promptly following receipt of a Notice of Exercise and payment for the Warrant Stock, as provided in the Warrant Certificate, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the Warrant Stock deliverable upon such exercise.

         2.3. Reservation of Warrant Stock; Listing; Payment of Taxes, etc. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued, fully paid, nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, and that upon request by the Purchaser the Company will use its best efforts to list such shares on each national securities exchange, if any, or make such shares eligible for trading on such other recognized securities market, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for trading.

         The Company shall pay all documentary, stamp, or similar taxes and any other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any Warrant Stock upon exercise of the Warrants; provided, however, that if the shares of Warrant Stock are to be delivered in a name other than the name of the Holder of a Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

         2.4. Restrictions on Transfer. (a) Warrants and Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 2.4, which conditions are intended to ensure compliance with the provisions of the applicable federal and state securities laws. Except as otherwise provided in this Section 2.4, each certificate for Warrant Stock initially issued upon the exercise of a Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities or blue sky laws of any state and may not be transferred in violation of such Act and laws, and the rules and regulations thereunder."

              (b) Except as otherwise provided in this Section 2.4, each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities or blue sky laws of any state and may not be transferred in violation of such Act and laws, and the rules and regulations thereunder."

              (c) Prior to any transfer of Warrants or any Warrant Stock, the Holder of a Warrant or any Warrant Stock shall give a notice of the proposed transfer to the Company, and shall obtain from counsel satisfactory to the Company a written opinion addressed to the Company that the proposed transfer of Warrants or Warrant Stock may be effected without registration under the Securities Act and applicable state securities laws. After receipt of the such notice and written opinion, the Company shall, within five (5) days thereof, so notify the Holder of such Warrants or such Warrant Stock, and such Holder shall thereupon be entitled to transfer such Warrants or Warrant Stock in accordance with the terms of the such notice. Each certificate, if any, evidencing Warrant Stock or Warrants issued upon such transfer shall bear the restrictive legend set forth in paragraph (a) or (b) hereof, as applicable, unless in the written opinion of such counsel, a legend is not required in order to ensure compliance with such securities laws.

              (d) Holders of Warrants and Warrant Stock shall have the right to request registration of Warrant Stock under the Securities Act pursuant to
Section 10 hereof.

         2.5. Exchange; Registration of Transfer; Loss or Mutilation.

              (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants, or may be transferred in whole or in part, subject to Section 2.4. Warrant Certificates to be exchanged shall be surrendered to the Company, and the Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Holder of the Warrant making the exchange shall be entitled to receive.

              (b) The Company shall keep at its office books in which it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

With respect to all Warrant Certificates presented for assignment or transfer, or for exchange or exercise, the Warrant assignment form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his attorney-in-fact duly authorized in writing. In addition, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

              (c) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant Certificate represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

              (d) Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         2.6 Holder of Warrants Not Deemed a Shareholder. No Holder of Warrants shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in the Warrant be construed to confer upon the Holder, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the Holder of the Warrant Stock which he is then entitled to receive upon exercise of the Warrant.

SECTION 3. CONVERSION OF NOTES

         3.1 Conversion Privilege. A Holder of a Note may convert the unpaid principal balance of the Note into Common Stock of the Company at any time. To determine the number of shares issuable upon conversion of a Note, divide the principal amount to be converted by the conversion price in effect on the conversion date and round the result to the nearest 1/100 of a share.

         The conversion price ("Conversion Price") shall initially be $4.00 per share of Common Stock. A Holder may convert a portion of a Note. Provisions of this Agreement that apply to conversion of all of a Note also apply to conversion of a portion of it.

         3.2. Conversion Procedure. To convert a Note, a Holder must (1) complete and sign the conversion notice attached to the Note, (2) surrender the Note to the Company at its office maintained for such purpose, (3) furnish appropriate endorsements and transfer documents, if required, and (4) pay any transfer or similar tax, if required by Section 3.4. The date on which the Holder satisfies all of these requirements is the conversion date. As soon as practical, the Company shall deliver or cause to be delivered a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

         Accrued interest is due on the conversion date and is payable in U.S. Legal Tender. If a Holder converts more than one Note at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Notes converted. Upon a surrender of a Note that is converted in part, the Company shall issue and deliver to the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

         3.3 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead the Company will deliver its check in an amount equal to the product of the Market Price for a share of Common Stock on the conversion date multiplied by the fraction, if any, computed under Section 3.1.

         3.4 Taxes on Conversion. If a Holder of a Note converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due on the issue or delivery of such shares because the shares are issued in a name other than the Holder's name and no such issue or delivery shall be made unless and until the person requesting the delivery has paid to the Company the amount of the tax or has established to the satisfaction of the Company that such tax has been paid.

         3.5 Company to Provide Stock. The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Notes in full. All shares of Common Stock which may be issued upon conversion of the Notes shall be fully paid and non-assessable. Upon request by the Purchaser, the Company will use its best efforts to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and will use its best efforts to list such shares on each national securities exchange, if any, on which the Common Stock is listed, or any nationally recognized inter-dealer trading system in which the Common Stock is eligible for listing or quotation.


SECTION 4.  ANTIDILUTION PROVISIONS.

         4.1 Adjustment for Change in Capital Stock. After the date hereof, if the Company shall, prior to the Warrant Expiration Date or the exercise in full of the Warrants or if the Company shall, prior to the conversion or payment of the Notes in full, (a) declare a dividend or make a distribution on its Common Stock payable in shares of its Capital Stock; (b) subdivide its outstanding shares of Common Stock into a greater number of shares; (c) combine its outstanding shares of Common Stock into a smaller number of shares; or (d) issue any shares of capital stock of the Company by reclassification or capital reorganization of its shares of Common Stock, then the conversion privilege and Conversion Price and the Purchase Price in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted or a Warrant thereafter exercised may receive the number and kind of shares of Common Stock or other Capital Stock which the Holder would have owned or have been entitled to receive immediately after such action had the Holder converted the Note or exercised the Warrant immediately prior to the record date in the case of (a) or the effective date in the case of (b), (c) or (d). Such adjustment shall be made successively whenever more than one of the events listed above shall occur, effective immediately after the record date in the case of (a) and immediately after the effective date in the case of (b), (c) or (d). If after such an adjustment, the Holder of a Note upon conversion, or the Holder of a Warrant upon exercise, may receive shares of two or more classes of Capital Stock of the Company, the Company shall determine the allocation of the adjusted Conversion Price and Purchase Price, as the case may be, between the classes of Capital Stock. After such allocation, the conversion privilege and the Conversion Price and the Purchase Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.1.

         4.2 Adjustment for Common Stock Issuance or Convertible Securities. After the date hereof, if the Company shall, prior to the Warrant Expiration Date or the exercise in full of the Warrants or if the Company shall, prior to the conversion or payment of the Notes in full, (a) issue any Common Stock at a price per share of Common Stock less than 98% of the Market Price per share of Common Stock on the date of issuance of such Common Stock or (b) sell and/or issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share of Common Stock (determined by dividing (a) the aggregate consideration received for the issuance of such securities by (b) the number of additional shares of Common Stock which would be outstanding upon exercise or conversion of or in exchange for such securities at the initial exercise, conversion or exchange rate) lower than 98% of the Market Price per share of Common Stock in effect on the date of such sale and/or issuance, then the Conversion Price and the Purchase Price shall be adjusted so that they shall equal a price determined by multiplying the Conversion Price and Purchase Price in effect immediately prior thereto by the fraction of A divided by B. The numerator "A" shall be the sum of (i) the number of shares of Common Stock outstanding immediately before such sale or issuance plus (ii) in the case of an issuance of Common Stock, the number of shares of Common Stock which the aggregate offering price of the total number of shares so issued would purchase at the Market Price on the date of such issuance, or, in the case of a sale of Convertible Securities, the number of additional shares of Common Stock which would be determined by dividing the aggregate consideration received for the issuance of such securities by the Market Price per share of Common Stock on the date of such sale. The denominator "B" shall be the sum of (i) the number of shares of Common Stock outstanding immediately before such issuance plus (ii) in the case of an issuance of Common Stock, the number of additional shares of Common Stock so issued, or in the case of a sale of Convertible Securities, the number of additional shares of Common Stock which would be outstanding upon exercise or conversion of or in exchange for such securities at the initial exercise, conversion or exchange rate.

Such adjustment shall be made successively whenever more than one such event shall occur, effective immediately after such date of issuance or sale. The "aggregate consideration received for the issuance of such securities" shall be deemed to be the consideration received by the Company for the issuance of any such rights, options, warrants or convertible or exchangeable securities plus the additional consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof.

         This Section does not apply to Common Stock issued (a) in any of the transactions described in Section 4.1, (b) upon the exercise of rights, options or warrants issued pursuant to the Company's Stock Option Plans or pursuant to the Congleton Options and Bettingen Warrants, (c) to acquire, or in the acquisition of, all or any portion of a business in an arm's-length transaction between the Company or a Subsidiary and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (d) in a bona fide public offering pursuant to a firm commitment underwriting, (e) pursuant to the exercise of the Warrants or upon conversion of the Notes, or (f) to the Company's officers, directors, employees or consultants pursuant to compensation arrangements adopted by the Company's Board of Directors to the extent that the aggregate number of shares of Common Stock so issued after the date of this Agreement do not exceed 4.0% of the Common Stock then outstanding and into which all securities convertible or exchangeable or exercisable for Common Stock then outstanding may then be convertible or exchangeable into or exercisable for.

         4.3 Adjustment for Other Distributions. After the date hereof, if the Company shall, prior to the Warrant Expiration Date or the exercise in full of the Warrants or prior to the conversion or payment of the Notes in full, distribute to all holders of Common Stock evidences of the Company's indebtedness or assets or options, warrants or rights or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (other than options, warrants or rights distributed in connection with a bona fide public offering), then the Conversion Price and the Purchase Price shall be adjusted so that they shall equal the price determined by multiplying the Conversion Price or the Purchase Price in effect immediately prior thereto by a fraction of which the numerator shall be such Market Price per share of Common Stock on the record date for determination of stockholders of the Company entitled to receive such distribution, less the fair market value (as reasonably determined by the Board of Directors of the Company) of the cash, portion of the assets or evidences of indebtedness or options, warrants or rights or convertible or exchangeable securities containing the right to subscribe for or purchase shares so distributed applicable to one share of Common Stock, and of which the denominator shall be the Market Price per share of Common Stock. Such adjustment shall be made successively whenever more than one such distribution is made, effective immediately after the record date for the determination of holders of Common Stock entitled to receive such distribution.

         In the event of a distribution by the Company to all holders of its shares of Common Stock of stock of a Subsidiary or securities convertible into or exercisable for such stock, then in lieu of giving effect to the adjustment in the Conversion Price and Purchase Price, the Company may provide the Holder with the right, upon the conversion of all or a part of the Note or upon exercise of all or any of the Warrants, to receive from the Company, such Subsidiary or both, as the Company shall determine, the stock or other securities to which the Holder would have been entitled had the Holder converted all or a portion of the Note or exercised all or any of the Warrants immediately prior to such distribution, all subject to further adjustment as provided in this Section 4, and the provisions of the first paragraph of this
Section 4.3 shall apply to such Subsidiary stock, as if it were Common Stock.

This Section does not apply to regular cash dividends or cash dividends or distributions paid out of consolidated current or retained earnings as shown on the books and records of the Company.

         4.4 Consideration Received. If the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in calculating the "price per share of Common Stock," the "aggregate consideration received for the issuance of such securities" and the "aggregate offering price" for purposes of Sections
4.2 and 4.3 such property shall have a fair value as determined by the Company's Board of Directors, and such determination, if made in good faith, shall be binding upon the Holder.

         4.5 When Adjustment May Be Deferred. No adjustment to the conversion Price or Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1.0%; provided, however, that any adjustments which by reason of this Section 4.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All computations made pursuant to the provisions of Section 4 shall be made to the nearest cent ($0.01), or to the nearest 1/100 of a share, as the case may be.

         4.6 When No Adjustment Required. If the Company shall fix a record date of the holders of shares of Common Stock for the purpose of entitling them to receive any dividend or distribution as described in Section 4.1 and 4.3 and shall, thereafter and before the dividend or distribution, legally abandon its plan to pay or deliver such dividend or make such distribution, then no adjustment of the Conversion Price or Purchase Price shall be required by reason of the fixing of such record date. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Notes become convertible into, or the Warrants become exercisable for, cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         4.7 Notice of Adjustment. Whenever the Conversion Price or the Purchase Price is adjusted pursuant to the provisions hereof, the Company shall forthwith deliver to the Holders an Officers' Certificate describing in reasonable detail the adjustment and the method of calculation used.

         4.8 Readjustment. Upon the expiration of any rights, options, warrants or convertible or exchangeable securities for which an adjustment has been made, if any thereof shall not have been exercised, converted or exchanged, the Conversion Price and the Purchase Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (a) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities and (b) the "aggregate consideration received for the issuance of such securities" was the consideration actually received by the Company for the issuance of such rights, options, warrants or convertible or exchangeable securities, whether or not exercised, converted or exchanged, plus the additional consideration, if any actually received by the Company upon the exercise, conversion or exchange thereof; provided, however, that no such readjustment shall have the effect of increasing the Conversion Price or the Purchase Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or convertible or exchangeable securities.

         4.9 Reorganization of Company. If at any time prior to the earlier of the conversion or payment of the Notes or prior to the earlier of the Warrant Expiration Date or exercise of Warrants in full, the Company shall merge with an entity other than one of its Subsidiaries, liquidate, or dissolve, then the Company shall give the Holder of the Note and the Holder of the Warrants at least 15 days written notice of such event and such Holder shall be entitled to convert the Note (to the extent the Note has not been previously converted) and to exercise the Warrants (to the extent the Warrants have not previously been exercised) at any time prior to the effective date of such merger or the date of approval of such liquidation or dissolution by the shareholders of the Company, and to the extent the Note is not converted and the Warrants are not exercised prior to such date, the right to convert the Note and to exercise the Warrants (as the case may be) shall terminate.


SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As an inducement to, and as part of the consideration for the purchase of the Notes, the Company represents and warrants that:

         5.1 Corporate Organization and Authority. Each of the Company and the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (except for Beltline Resources, Inc., a Subsidiary of the Company which is a corporation duly organized and validly existing, and in good standing under the laws of the State of Texas),
(b) has full corporate power and authority to carry on its business as now conducted, (c) has full corporate power and authority to enter into the Purchase Documents to which it is a party and to execute and deliver such Purchase Documents as contemplated by this Agreement and (d) is duly qualified or licensed and in good standing in each state or jurisdiction in which the ownership of its properties or the conduct of its business requires said qualification or licensing, except where the failure to be so qualified, licensed and in good standing could not reasonably be expected to have a Material Adverse Effect.

         5.2 Subsidiaries. The Company owns directly or beneficially all of the authorized and outstanding Capital Stock of each subsidiary. The Company has good title to all such issued and outstanding stock of each Subsidiary, such stock is subject to no lien, pledge, charge or encumbrance, and all such stock has been duly authorized and validly issued and is fully paid and nonassessable.

         5.3 Authorization and Approvals. The execution, delivery and performance of the Purchase Documents do not (a) require any approval or consent on the part of, or filing, registration or qualification with, any governmental body, federal, state or local that has not been obtained or performed, except:
(i) as contemplated by Section 10 of this Agreement relating to the registration of Common Stock underlying the Notes or issuable upon exercise of Warrants,,
(ii) the filing of the Financing Statements and the recording of the Deed of Trust in the offices set forth on Schedule 5.3, or (iii) any reports or schedules required to be filed with the SEC pursuant to the Exchange Act, and
(b) contravene (i) the charter or by-laws of the Company or any subsidiary, or
(ii) any applicable law or contractual restriction binding on or affecting the Company or any Subsidiary, and (c) result in or require the creation of any Lien other than the Permitted Liens.

         5.4 Valid and Binding Agreement. Each of the Purchase Documents constitutes the legal, valid and binding obligations of each of the Company and Subsidiaries which are parties thereto, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         5.5 Collateral. The Mortgaging Subsidiary is the owner of all of the Collateral as set forth in the Deed of Trust. The Collateral is not subject to any Liens other than those in favor of Purchaser, and the Permitted Liens.

         5.6 Texas Real Property. Schedule 5.6 accurately identifies the leases and the lessors thereof, which comprise the Texas Real Property. The Texas Real Property is not subject to any Lien other than those in favor of the Purchaser and the Permitted Liens.

         5.7 Actions, Suits or Proceedings. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or to the best knowledge of the

Company threatened, against or affecting the Company, any Subsidiary, or any properties or rights of the Company or any Subsidiary which, if adversely determined, could materially impair the right of the Company or any Subsidiary to carry on business substantially as now conducted or could have a Material Adverse Effect upon the Company and the Subsidiaries individually, or taken as a whole.

         5.8 Financial Statements. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise indicated in such Financial Statements or in an auditor's report with respect thereto, and present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated therein, and the results of their operations and changes in their cash flows for the periods then ended. To the best of the Company's knowledge, except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, neither the Company nor any Subsidiary has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against, in the Financial Statements.

         5.9 No Adverse Change. There has been no material adverse change in the business, properties or financial condition of either the Company or any Subsidiary since the date of the latest Financial Statements.

         5.10 Expiration of Certain Stock Options. There are no stock options granted by the Company or any Subsidiary and, to the best knowledge of the Company, there are no shareholders owning directly or beneficially, more than 5% of the outstanding stock of the Company, which have granted stock options, or agreed to transfer stock which options or agreements have not expired without said stock options or agreements being exercised, other than Stock Option Plans, and other than the agreement of each of William M. McKnight, Jr. and Raymond G. Larson to grant a five year option to James Congleton to purchase 5,000 shares (10,000 total) of Common Stock at an initial exercise price of $4.00 per share, and the requested transfer of 20,000 shares of Common Stock from Oren L. Benton to Raymond G. Larson.

         5.11 SEC Reports and Financial Statements. Each of the Company and its Subsidiaries have filed with the Commission all forms, reports, schedules, statements and other documents required to be filed under the Exchange Act or the Securities Act. Such documents of the Company and any of the Subsidiaries, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Company is not aware of the existence of any facts which have not been disclosed in the such documents of the Company or any of its Subsidiaries which would be likely to have a Material Adverse Effect on the Company and its Subsidiaries, individually or taken as a whole.

         5.12 Taxes. The Company has and each of its Subsidiaries has filed all federal, state and foreign income tax returns which are required to be filed at or prior to the date of this Agreement, and each has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes or assessments have become due at or prior to the date of this Agreement. Federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on July 31, 1991.

         5.13 Chief Executive Office and Location of Collateral. The chief executive office and chief place of business of each of the Company and the Mortgaging Subsidiary, and the office where the Company and the Mortgaging Subsidiary each keep their respective records concerning the Collateral is in the State of Texas at 12750 Merit Drive, Suite 1020, Dallas, Texas 75251. The records concerning the Texas Real Property are located in the State of Texas at Suite 250, 5656 Staples, Corpus Christi, Texas 78411.

         5.14 Valid Liens. The Liens granted by the Company and the Mortgaging Subsidiary to Purchaser in or on the Collateral and the Texas Real Property are valid and perfected Liens, securing the obligations of the Company and the Mortgaging subsidiary under the Purchase Documents to Purchaser, and the Collateral and the Texas Real Property are subject to no Liens that are prior to, on a parity with or junior to the Liens in favor of the Purchaser, except for Permitted Liens.

         5.15 Disclosure. None of the Purchase Documents (including the Exhibits and Schedules thereto) , contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         5.16 Compliance with Agreement; No Default. The Company is in compliance with all of the covenants contained in the Purchase Documents and no Event of Default has occurred and is continuing. The Company has performed and complied in all material respects with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Company on or before the Closing Date.

         5.17 Regulation U. The Company is not engaged in, the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

         5.18 Compliance with Other Agreements. Neither the Company nor any subsidiary is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect which would have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other restriction which could reasonably be expected to have a Material Adverse Effect.

         5.19 Compliance with Laws. Neither the Company nor any Subsidiary (i) is in violation of any law, rule, order, regulation of any kind or any other governmental requirement; or (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its respective properties or the conduct of its respective business; except such violations and failures which could not reasonably be expected to have in the aggregate (in the event that such violation or failure was asserted by any Person through appropriate action) a Material Adverse Effect.

         5.20 Qualified Plans. Neither the Company nor any Affiliate is or has been covered by, contributing to or required to contribute to any multiemployer plan or multiple employer plan. At the date of this Agreement no such plan exists in which the Company or any of its Affiliates is involved.

         5.21 Investment or Holding Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" as such terms are used in the Public Utility Holding Company Act of 1935, as amended, and neither the Company nor any Subsidiary is subject to any obligations, duties or liabilities thereunder.

         5.22 Environmental Matters. Except as described on Schedule 5.22 and except where all of the matters referred to in any of clauses (i) through (v) below in the aggregate could not reasonably be expected to have a Material Adverse Effect:

              (i) None of the real property or other property now or previously owned or now or previously operated by the Company or any of its present or former Subsidiaries" wherever located,, has, to the best of the Company's knowledge, ever been used by previous owners or operators in the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process, or transport any hazardous waste, hazardous substance, radionuclides, radioactive materials or wastes in violation of any environmental protection statute, or where any such activity has created conditions or circumstances requiring environmental remedial action which could reasonably be expected to have a Material Adverse Effect, and the Company and its Subsidiaries do not now and the Company and its present or former Subsidiaries have not in the past used any such real property or other property for the purpose of disposal of, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing, or transporting any hazardous waste, hazardous substance, radionuclides, radioactive materials or wastes in violation of any environmental protection statute, or where any such activity has created conditions or circumstances requiring environmental remedial action which could reasonably be expected to have a Material Adverse Effect;

              (ii) To the best of the Company's knowledge and belief after due inquiry, (A) none of the real property or other property now or previously owned or now or previously operated by the Company or any of its present or former Subsidiaries, wherever located, has been investigated (other than routine inspections in the ordinary course of business), designated, listed or identified in any manner by the Environmental Protection Agency or any other United States federal or state or foreign governmental agency charged with administering or enforcing any environmental protection statute, or under or pursuant to RCRA or CERCLA or any other environmental protection statute as a potential hazardous waste or potential hazardous substance disposal, release, threatened release or removal site,, Superfund clean-up site, or candidate for removal or closure pursuant to RCRA, CERCLA or any other environmental protection statute, and (B) it has received no material notice that any of the real property or other property now or previously owned or now or previously operated by the Company or any of its present or former Subsidiaries, wherever located, or any property to or at which the Company or any of its present or former Subsidiaries may have transported, treated, stored or disposed, or arranged for the transportation, treatment,, storage or disposal of, any hazardous waste, hazardous substance, radioactive materials or wastes, radionuclides, mining wastes or any pollutants or contaminants was so (during the Company's or its present or former Subsidiary's ownership), or is being so, investigated (other than routine inspections in the ordinary course of business) , designated, listed, or identified by the EPA or any other United States or foreign governmental agency, which could reasonably be expected to have a Material Adverse Effect;

              (iii) Neither the Company nor any of its present or former Subsidiaries has received notice of any Lien arising under or in connection with any fund or any environmental protection statute that attached to any revenues or to any property owned by the Company or any of its present or former subsidiaries, wherever located;

              (iv) Neither the Company nor any of its present or former Subsidiaries has received any material summons, citation, notice, directive, letter, or other communication, written or oral, from the EPA or any other United States federal or state or foreign governmental agency or instrumentality, authorized pursuant to an environmental protection statute, concerning any intentional or unintentional action or omission by the Company or any of its present or former Subsidiaries resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of hazardous waste, hazardous substance, radionuclides, radioactive materials or wastes or mining wastes into the environment in violation of any environmental protection statute, or where such activity has created conditions or circumstances requiring environmental remedial action which could reasonably be expected to have a Material Adverse Effect.

              (v) To the best of the Company's knowledge, neither the Company nor any present or former Subsidiary of the Company has violated any environmental protection statute which could reasonably be expected to have a Material Adverse Effect.

         Notwithstanding any of the foregoing, the present liability and future liability, to the best of the Company's knowledge, if any, of the Company and its Subsidiaries, which could reasonably be expected to arise in connection with environmental matters or environmental protection statutes will not have a Material Adverse Effect.

         5.23 Location of Plants and Reserves. The processing plants and all material processing equipment, fixtures, and improvements used in connection with the processing of minerals produced from the lands and/or leases subject to the Deed of Trust are located on the lands covered by the leases described on
Schedule 5.23; and not less than 97% of all in place uranium reserves attributable to the lands and/or leases subject to the Deed of Trust are located on the lands covered by the leases described on Schedule 5.23.

         5.24 Mortgaging Subsidiary to Receive Significant Proceeds of Notes. The Company represents and warrants that a significant portion of the proceeds received from the sale of the Notes will be advanced or expended on behalf of the Mortgaging Subsidiary.


SECTION 6.  AFFIRMATIVE COVENANTS

         6.1 Payment of Notes and Maintenance of Office. The Company will punctually pay or cause to be paid the principal and interest to become due under the Notes according to the terms thereof and will maintain an office where notices, presentations and demands under this Agreement or the Notes may be made upon it. Such office shall be maintained at the address of the chief executive office of the Company set forth in Section 5.13 until such time as the Company shall so notify the Holders of the Notes of any change of location of such office.

         6.2  Reporting Requirements.

              (a) So long as the Notes remain outstanding, the Company shall mail to each Holder (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (x) a copy of the annual report on Form 10-K for such year for the Company and its Subsidiaries, which shall contain the consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for such year, all audited and certified by independent certified public accountants, (z) a forecast prepared by responsible officers of the Company and certified by the chief financial officer of the Company, in form and detail reasonably satisfactory to Purchaser, of the consolidated balance sheet and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries on a monthly basis for the next twelve months; and (b) within 15 days after the end of each quarter, a certificate of compliance, certified by the chief financial officer of the Company, in the form of Schedule 6.2, stating that no Event of Default exists or would exist with the giving of notice or the passage of time, or setting forth each Event of Default that does or would so exist, with the action the Company proposes to take with respect to such Event of Default;

              (b) As soon as possible and in any event within five days after any officer of the Company acquires knowledge of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a statement of the chief financial officer of the Company setting forth the details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

              (c) Promptly after the sending or filing thereof, copies of all reports which the Company sends to its stockholders generally and copies of all reports and registration statements which the Company or any Subsidiary or either of them files with the Securities and Exchange Commission, any foreign securities regulatory authority or any securities exchange (domestic or foreign), and

              (d) Within thirty (30) days following the end of each month, a report as to each producing property of the Company and its Subsidiaries, in form and detail reasonably satisfactory to the Purchaser, setting forth for such month gross and net production (including, without limitation, the average gallons per minute rate, average parts per million of U3O8, pounds of U3O8 produced and estimated percentage recovery rate), sales revenues and prices of minerals sold, taxes and royalties assessed and paid, reclamation costs incurred and accrued, operating expenses, capital costs, all with respect to each such property.

         6.3 Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts (subject to reasonable deductibles) and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, with Purchaser indicated as loss payee on all insurance covering the Collateral or the Texas Real Property;

         6.4. Inspection. The Company shall permit, and cause each of its Subsidiaries to permit, the duly authorized representatives of the Purchaser at all reasonable times during normal business hours to examine the assets, books and records of the Company and its Subsidiaries and to make copies thereof and to visit, inspect, evaluate and prepare engineering reports regarding the properties of the Company and its Subsidiaries.

         6.5. Maintenance of Properties. The Company shall maintain, preserve and keep, and cause each of its Subsidiaries to maintain, preserve and keep, all plant and equipment necessary or useful to the Company in the proper conduct of their business, in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make all appropriate additions and improvements thereto so that at all times the efficiency thereof is maintained in all material respects, and operate all such plants and equipment, or cause all such plants and equipment to be operated, in all material respects in accordance with all applicable laws and customary industry practices.

         6.6 Compliance with Laws. The Company and its Subsidiaries shall comply with all statutes, laws, ordinances, or government rules and regulations to which they are subject, the noncompliance with which would have a Material Adverse Effect.

         6.7 Corporate Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of each and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries.

         6.8 Notice of Certain Corporate Actions. If at any time prior to the maturity date of the Notes:

              (a) the Company shall declare any stock dividend or distribution on the Common Stock; subdivide its outstanding shares of Common Stock into a greater number of shares; combine its outstanding shares of Common Stock into a smaller number of shares; or issue any shares of Capital Stock of the Company by reclassification or capital reorganization of its shares of Common Stock;

              (b) the Company shall authorize the issuance of any options, warrants or rights to all holders of Common Stock entitling them to subscribe for or purchase any shares of any class of stock of the Company or to receive any other rights; then the Company shall give written notice to Purchaser, as promptly as practicable, but in any event at least ten days prior to the applicable record date (or determination date) mentioned below containing a brief description of the proposed action and stating, to the extent such information is available, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification or consolidation is expected to become effective and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their shares of Common Stock for shares of stock, securities or other assets deliverable upon such reclassification or consolidation.

         6.9  Administration Expenses.

              (a) Reimbursement. The Company shall reimburse Purchaser, on the Closing Date, and thereafter on demand, for the Administration Expenses. Until paid, the Administration Expenses, together with interest at the highest rate applicable, shall be added to and become a part of the Indebtedness of the Company to Purchaser payable on demand and secured by the Collateral and the Texas Real Property.

         6.10 Environmental Permits and Certificates. Upon the request of Purchaser, the Company will promptly furnish the Purchaser with environmental certificates, reports, permits and studies received or obtained by the Company as to any of the Texas Real Property.

         6.11 Actions of the Company upon Transfer of the Notes. Upon the transfer of the Notes under Section 1.5(b) hereof, the Company shall take such action as is reasonably necessary to ensure that all of the rights of the Holder and the Purchaser, afforded by the Purchase Documents are transferred, conveyed and shall inure to the benefit of the new Holder, including, without limitation, the Holder's rights in the Collateral described in Section 1.5(d) hereof; the Holder's right to exercise Warrants under Section 2.2 hereof; and the Holder's right to convert the Notes into Common Stock under Section 3 hereof.

         6.12 Appointment of Designees of the Purchaser to Board of Directors. At the Closing, the Company shall appoint two designees of the Purchaser to the Company's Board of Directors. In addition, while the Indebtedness under the Notes shall remain unpaid, the Company shall nominate said designees for re-election at each annual meeting of stockholders of the Company.

         6.13 Stockholder Approval. The Company shall obtain stockholder approval of the issuance of the Common Stock to the Purchaser as contemplated by this Agreement on or before December 31, 1995.


SECTION 7.  NEGATIVE COVENANTS.

         So long as any Indebtedness of the Company under the Notes shall remain unpaid, the Company shall not, unless the Purchaser shall otherwise consent in writing:

         7.1 Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any property of the Company or of any of its Subsidiaries, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than the Liens in favor of Purchaser and the Permitted Liens.

         7.2 Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than:

              (a) Indebtedness to the Purchaser pursuant to the Purchase Documents;

              (b) Existing Debt described on Schedule 7.2(b) hereto, and any extension, renewal or refinancing thereof which does not increase the principal amount thereof outstanding at the time of such extension, renewal or refinancing; provided that the other terms and conditions of such extension, renewal or refinancing are not materially more onerous than the existing terms and conditions of such Indebtedness;

              (c)  Accounts payable incurred in the ordinary course of business;

              (d) Indebtedness incurred for working capital purposes, not to exceed at any one time $5,000,000 in the aggregate; and

              (e) Inter-company Indebtedness between the Company and any of its Subsidiaries or between any Subsidiaries.

         7.3 Lease Obligations. The Company shall not create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations for the payment of rental for any property or other amounts under leases or agreements to lease (other than uranium and other mineral leases and other mineral permits or similar agreements granting a right to minerals, in each case entered into in the ordinary course of business), except for leases entered into in the ordinary course of the Company's or any Subsidiary's business so long as the aggregate amount of payments under all such leases does not exceed $500,000 in any year.

         7.4 Dividends, Etc. The Company shall not declare or make (or permit any of its Subsidiaries to do so) any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of Capital Stock of the Company or any of its Subsidiaries or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that any Subsidiary may declare or pay dividends to its parent.

         7.5 Mergers, Etc. The Company shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any of its Subsidiaries to do so, except: (a) any Subsidiary may merge into or consolidate with the Company or any other Subsidiary; (b) any Subsidiary of the Company may transfer all or substantially all of its assets to the Company; and (c) the Company may transfer all or substantially all of its assets to a Subsidiary and a Subsidiary may transfer all or substantially all of its assets to another Subsidiary with the prior consent of the Purchaser, which consent will not be unreasonably withheld; provided that, none of the above exceptions shall apply unless, immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and all Liens existing in favor of the Purchaser shall continue unimpaired.

         7.6 Investment Company Act. The Company shall not be or become an investment company subject to registration under the Investment Company Act of 1940, as amended.

         7.7 Disposition of Assets. Other than in the ordinary course of business, transfer, sell, assign, lease, or otherwise dispose of any of the Company's or the Subsidiary's property or assets, including any Collateral or the Texas Real Property, without the prior written consent of Purchaser.

         7.8 Change of Name or Location. The Company and its Subsidiaries shall not change their name or their principal place of business or chief executive office from the offices listed in Section 5.13, or locate the Collateral at locations other than those listed on Schedule 5.23.

         7.9 Use of Proceeds. The Company shall not disburse any proceeds received from the sale of the Notes in a manner inconsistent with the plan of disbursement set forth on Schedule 7.9, without prior approval by the Company's Board of Directors as constituted in accordance with Section 6.12.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES

         8.1  Events of Default.  An "Event of Default" occurs if:

              (a) the Company defaults in the payment of principal of or interest on any Note when the same becomes due and payable and the default continues for a period of five (5) days;

              (b) the Company or any Subsidiary fails to comply with any term or covenants in any of the Purchase Documents (other than payment terms of the Notes and the other terms the default of which is specifically set forth herein), and the failure continues for a period of thirty (30) days.

              (c) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than the Notes) of the Company or any Subsidiary whether such Indebtedness now exists or shall be created hereafter, if as a result of such event of default the Indebtedness is due and payable in full and the aggregate amount of such Indebtedness is greater than $500,000.

              (d) the Company fails to obtain the shareholder approval described in Section 6.13 hereof by December 31, 1995, provided that Lindner Fund, Inc. affirmatively votes all of its shares.

              (e) the Company uses any proceeds of the purchase of the Notes in a manner not permitted by Section 7.9 hereof and the Purchaser does not consent to such unpermitted use in writing within five business days after such use.

              (f) a final judgment for the payment of money in an amount of $500,000 or more is entered by a court of competent jurisdiction, against the Company or any Subsidiary which remains undischarged for a period (during which period execution shall not be effectively stayed) of thirty (30) consecutive days.

              (g) the Company or Mortgaging Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

              (h) a petition is filed against the Company or Mortgaging Subsidiary under any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing.

              (i) the Company fails to appoint certain designees to the Board of Directors as required by Section 6.12 and to otherwise comply with the obligations set forth therein .

              (j) the Company fails to comply with the obligations of Section 6.2(b).

         8.2 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 8.1) occurs and is continuing, the Purchaser, or the Holders of a majority in principal amount of the Notes taken as a whole then outstanding, by written notice to the Company may declare the unpaid principal of and accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 8.1 occurs, the unpaid principal of and accrued interest on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Purchaser by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except for the nonpayment of principal or interest that has become due solely because of the acceleration.

         8.3 Other Remedies. If an Event of Default occurs and is continuing, the Holders of the Notes may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement. Any failure of the Holders to take any steps to enforce, foreclose upon, or realize on any of the Collateral and/or Texas Real Property or to exercise any other right under the Notes or the other Purchase Documents generally, shall not operate as a waiver of any other right or remedy of the Holders thereunder or as a defense to the enforcement of the Notes and the other Purchase Documents. Moreover, the Holders' manner of disposing of any of the Collateral and/or the Texas Real Property or marshalling is not a defense to the enforcement of the Holders' rights under the Notes and the other Purchase Documents.

         8.4 Rights of Holders to Receive Payment. The right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, shall not be impaired or affected without the consent of the Holder. Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to bring suit for the enforcement of the right to convert the Note shall not be impaired or affected without the consent of all Holders.

         8.5 Waiver of Defaults. The Purchaser or the Holders of a majority in principal amount of the Notes taken as a whole then outstanding, by notice to the Company, may waive an existing Event of Default and its consequences provided that all payments of principal and interest on the Notes have been made, other than principal and interest that became due solely because of an acceleration which has been rescinded as provided in Section 8.2.

SECTION 9.  CONDITIONS OF PURCHASE

         The obligation of the Purchaser to purchase the Notes under this Agreement is subject to receipt by the Purchaser of the following documents, in form and substance satisfactory to the Purchaser on the Closing Date, which the Company agrees to provide:

              (a) Certificates of recent date of the appropriate authority or official of the Company's and each Subsidiary's state of incorporation, listing all incorporation documents of the Company and each Subsidiary on file in that office and certifying as to the good standing and corporate existence of the Company and each Subsidiary, together with copies of such incorporation documents of the Company and each Subsidiary, certified as of a recent date by such authority or official and certified as true and correct as of the Closing Date by a duly authorized officer of the Company and each Subsidiary;

              (b) A copy of the Bylaws of the Company and each Subsidiary, together with all authorizing resolutions and evidence of other corporate action taken by the Company and each Subsidiary to authorize the execution, delivery and performance by the Company and each Subsidiary of each of the Purchase Documents to which they are a party and the consummation by them of the transactions contemplated by the Purchase Documents, certified as true and correct as of the Closing Date by a duly authorized officer of the Company and each Subsidiary;

              (c) Certificates of incumbency of the Company and each Subsidiary containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company and each Subsidiary in connection with the Purchase Documents, and the consummation by the Company and each Subsidiary of the transactions contemplated by the Purchase Documents, certified as true and correct as of the Closing Date by a duly authorized officer of the Company and each Subsidiary;

              (d)  The Notes duly executed by the Company;

              (e)  The Warrants, duly executed by the Company;

              (f)  The Guaranty, duly executed by the Mortgaging Subsidiary;

              (g)  The Deed of Trust duly executed by the Mortgaging Subsidiary;

              (h) Mortgage Title Opinions for the Texas Real Property reflecting a first lien, subject only to Permitted Liens, in favor of the to Purchaser and otherwise satisfactory to the Purchaser;

              (i) Copies of insurance certificates covering the Collateral, including the Texas Real Property, naming the Purchaser as mortgagee and lender loss payee, and otherwise meeting the requirements of
         Section 6.3;

              (j) An opinion of counsel to Company and the Mortgaging Subsidiary addressed to the Purchaser and its counsel, dated on the Closing Date, substantially in the form attached as Schedule 9;

              (k) A certificate by Company certifying that the representations and warranties contained in Section 5 of this Agreement are true and correct as of the Closing Date;

              (l) Any financing statements, continuation statements, extension agreements, amendments and other documents, properly completed and executed (and acknowledged when required) by the Company and each Subsidiary in such form as required by the Purchaser or its counsel to perfect or protect the Purchaser's security interest in the Collateral and the Texas Real Property;

              (m) Any and all such other documents as the Purchaser may reasonably request.

              (n) Payment of all Administration Expenses incurred by Purchaser up to the Closing Date.

              (o) Certified copies of resolutions of the Board of Directors of the Company appointing two designees of the Purchaser to the Board in accordance with the bylaws of the Company.

              (p) A duly executed copy of the Congleton Agreement in the form of Exhibit 4.

              (q) A duly executed copy of the Bettingen Agreement in the form of Exhibit 5.

              (r) The issuance of the Congleton Options and the Bettingen Warrants contemplated by the respective Agreements described in subparagraphs (p) and (q) of this Section 9.

SECTION 10.  REGISTRATION RIGHTS RELATING TO CONVERSION STOCK AND WARRANT STOCK

         10.1 Demand Registration Rights. If the Company shall receive from the Holder of any Notes, Warrants, Conversion Stock or Warrant Stock a request to effect the registration under the Securities Act of a number of shares of Conversion Stock or Warrant Stock constituting at least 25% of all shares of unregistered Conversion Stock and Warrant Stock (issued or issuable), the Company shall promptly give notice to all other Holders of Notes, Warrants, unregistered Conversion Stock and unregistered Warrant Stock of a proposed registration and, subject to the provisions of Section 10.2, the Company shall as expeditiously as possible use its best efforts to effect registration under the Securities Act of the Conversion Stock and Warrant Stock which the Company has been requested to register by such Holders who have requested registration of Conversion Stock or Warrant Stock within 20 days following such notice from the Company. The Company shall bear all Registration Expenses in connection with any demand registration effected under this Section 10.1.

         10.2 Limitation on Demand Registration Rights. The Company shall not be obligated to effect any demand registration pursuant to Section 10.1:

         (a) after the expiration of two years following the date on which the last of the Notes are converted or the date on which the last of the Warrants shall have been exercised, whichever is later;

         (b) more than three times; provided the Registration Statement is declared effective and remains effective for 90 days in accordance with
         Section 10.4(b); or

         (c) if the demand relates to any shares of Conversion Stock underlying the Notes, or shares of Warrant Stock issuable upon exercise of the Warrants, unless the Notes are duly converted and the Warrants are duly exercised, and such shares have been issued prior to the effective date of the Registration Statement covering such shares of Conversion Stock or Warrant Stock; or

         (d) within 180 days after the effective date of a Registration Statement the preparation of which the Company had initiated at the time of the request for registration or in which the Holders of Conversion Stock or Warrant Stock were entitled to participate in accordance with Section 10.3; or

         (e) on a date which, under the General Rules and Regulations of the Commission, would require the inclusion in such Registration Statement (to the extent such inclusion is required or permitted under such Rules and Regulations) of historical financial statements of the Company other than those contained in the most recently required report of the Company on Forms 10-K and 10-Q, or financial statements of an acquired business or businesses at a time prior to the time such financial statements would be required to be filed by the Company pursuant to Form 8-K; or

         (f) if in the good faith judgment of the Board of Directors of the Company, such registration would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such Registration Statement and the Company furnishes to the requesting holder or holders of Conversion Stock and Warrant Stock an Officers' Certificate to that effect; provided that the Company may not defer the filing for a period of more than 90 days after receipt of the initial request;

         (g) if the amount of shares as to which registration under the Securities Act has been requested by any one Holder may be sold at that time without registration under the Securities Act pursuant to Rule 144 thereunder (or any successor rule thereto), then the Company shall not be obligated to include such shares in any registration pursuant to
         Section 10.1 and such amount of shares shall be disregarded for purposes of satisfying the 25% requirement set forth above; or

         (h) unless the Company is eligible to register such shares on a Form S-3 Registration Statement under the Securities Act (or any successor form thereto).

         10.3. Piggyback Registration Rights. If, prior to the second anniversary of the earlier to occur of (a) the exercise of the Warrants in full,
(b) the conversion of the Notes in full or (c)the Warrant Expiration Date, the Company proposes to register any of its securities under the Securities Act for sale by the

Company solely for cash (other than pursuant to Section 10.1 hereof) (a "Piggyback Registration"), the Company will give written notice to all Holders of Notes, Warrants, Conversion Stock and Warrant Stock of its intention to effect such a Piggyback Registration, not later than 20 days prior to the anticipated filing date. The Company will include in such Piggyback Registration all Conversion Stock and Warrant Stock with respect to which the Company has received written request for inclusion therein within 10 days after the receipt of the Company's notice by the Holders of Notes, Warrants, Conversion Stock or Warrant Stock. Nothing in this Section 10.3 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided. If a Piggyback Registration is an underwritten offering, each Holder electing to sell Conversion Stock or Warrant Stock shall be obligated to sell such Conversion Stock or Warrant Stock on the same terms and conditions as apply to the securities being issued and sold by the Company, and the Company shall have no obligation to register Conversion Stock or Warrant Stock under this Section
10.3 unless the Holder electing to sell Conversion Stock or Warrant Stock agrees to enter into underwriting agreements in respect of the Conversion Stock or Warrant Stock being registered which are on the same terms as other participants in the distribution. If the Holders electing to sell Conversion Stock or Warrant Stock seek to exercise their piggyback rights in a Registration Statement relating to an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the inclusion of any or the total number of or dollar amount (based on the estimated offering price) of the Conversion Stock or Warrant Stock for which piggyback rights have been exercised would result in an offering which exceeds the number or dollar amount of securities which may be offered and sold on reasonable terms and price under prevailing conditions, then the number or dollar amount of the securities covered by the Registration Statement shall consist of all securities being registered on behalf of the Company and such number or dollar amount of securities held by other persons with piggyback registration rights who elected to include such securities in such offering, including the Holders of the Conversion Stock or Warrant Stock, which the managing underwriter deems it practicable to offer and sell as described above, shared on a proportionate basis among such persons based upon the total number or dollar amount of securities each such person elected to include in such offering.

         Notwithstanding the foregoing, this Section 10.3 shall not apply to the sale by the Company of any of its securities under the Securities Act pursuant to the terms of warrants, rights or convertible securities which are being registered in connection with the registration of such warrants, rights or convertible securities or in connection with dividend reinvestment plans, stock option plans, employee benefit plans or business acquisitions.

         The Company and, to the extent agreed by the Company, any holders of the Company's securities of the same class as the Conversion Stock or Warrant Stock shall be entitled to piggyback registration rights in demand registrations initiated by the holders of Conversion Stock or Warrant Stock under Section 10.1; provided, however, that if an underwritten offering of Conversion Stock or Warrant Stock is being conducted in which the Company or holders of its securities seek to exercise their piggyback rights and the managing underwriter advises the Company and the other holders of the Company's securities in writing that in its opinion the total number or dollar amount (based on the estimated offering price) of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be offered and sold on reasonable terms and price under prevailing market conditions, the Company will include in such registration, first all of the securities which the selling Holders of Conversion Stock or Warrant Stock propose to sell, and then the number or dollar amount of securities the Company and the other holders of the Company's securities propose to sell, on a basis determined by the Company, which, in the opinion of the underwriters, may be sold. The Company shall bear all Registration Expenses in connection with any registration pursuant to this Section 10.3.

         10.4 Registration Procedures. Whenever Holders of Notes, Warrants, Conversion Stock or Warrant Stock have requested that any Conversion Stock or Warrant Stock be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Conversion Stock or Warrant Stock in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

              (a) prepare and file with the Commission a Registration Statement with respect to such Conversion Stock or Warrant Stock and use its best efforts to cause such Registration Statement to become effective;

              (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 90 days (or such earlier date on which the distribution is completed) after the Conversion Stock or Warrant Stock may first be publicly sold pursuant thereto and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by such Holders set forth in such Registration Statement;

              (c) furnish to each such Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such

Holder may reasonably request in order to facilitate the disposition of the Conversion Stock or Warrant Stock owned by such Holder;

              (d) use its best efforts to register or qualify such Conversion Stock or Warrant Stock under such other securities or blue sky laws of such jurisdictions in the United States as any Holder electing to sell Conversion Stock or Warrant Stock reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Conversion Stock or Warrant Stock owned by such Holders (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction); and

              (e) notify each Holder electing to sell Conversion Stock or Warrant Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Conversion Stock or Warrant Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

         10.5 Indemnification by the Company. The Company shall indemnify and hold harmless each Holder electing to sell Conversion Stock and the underwriter (as defined in the Securities Act) for any such Holder, if any, and any person who controls any such Holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof), to which any such Holder or underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the Conversion Stock or Warrant Stock was registered under the Securities Act, any prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein, on the effective date thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Holder of Conversion Stock or Warrant Stock, agrees that he will furnish the Company in writing such information as shall be reasonably requested by the Company for use in connection with the preparation of any such Registration Statement, prospectus, amendment or supplement and the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability (or actions in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Holder or its underwriter in writing specifically for use in the preparation of such document; and will reimburse each Holder, its underwriter or such controlling person for any legal or other expenses reasonably incurred by such Holder, its underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The foregoing indemnification shall not inure to the benefit of any person (or to the benefit of any person who controls such person) on account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any Conversion Stock or Warrant Stock by such person to any purchaser of Conversion Stock or Warrant Stock if such person or the underwriter failed to send or give a copy of the prospectus required to be furnished pursuant to the Securities Act to such purchaser with or prior to the written confirmation of the sale involved.

         10.6 Indemnification of the Company. Each Holder electing to sell Conversion Stock or Warrant Stock shall indemnify and hold harmless the Company, each of its directors, each of its officers and any underwriter (as defined in the Securities Act) for the Company, if any, and any person who controls the Company or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (or actions in respect thereof), to which the Company, or any such director, officer, underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Conversion Stock or Warrant Stock was registered under the Securities Act, any prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein, on the effective date thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or omission was so made in reliance upon and in conformity with written information furnished by such Holder for use in the preparation thereof or (ii) the fact that a Holder or underwriter sold Conversion Stock or Warrant Stock (as the case may be) to a Person to whom there was not sent or given a copy of the prospectus as amended or supplemented to the date of such sale at or prior to the confirmation of such sale; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

         10.7 Procedure for Indemnification Claim. Promptly after receipt by any indemnified party pursuant hereto of notice of any claim to which indemnity would apply hereunder or the commencement of any action to which indemnity would apply hereunder, such indemnified party will, notify the indemnifying party thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise and hereunder unless the indemnifying party's rights are actually prejudiced by the failure to provide such notice. If such an action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and so long as the indemnifying party continues to defend the matter, the indemnifying party shall not be liable under this indemnity for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided however, that the indemnified party shall have the right to employ separate counsel at its expense in any such action and participate in the defense thereof. No indemnifying party shall be liable for any settlement entered into without its consent.

SECTION 11.  INTERPRETATION OF THIS AGREEMENT

         Terms Defined. As used in this Agreement, the following terms have the respective meanings set forth below or in the Section indicated:

         (a) "Affiliate" shall mean only a trade or business (whether or not incorporated) which is a member of a group of which the Company or any Subsidiary is a member or which is under common control within the meaning of the regulations under Section 414 of the Internal Revenue Code, as amended.

         (b) "Administration Expenses" shall mean all costs, fees, charges and expenses incurred by Purchaser in connection with (i) protecting Purchaser's Liens in the Collateral and Texas Real Property; (ii) the preparation, execution and performance of the Purchase Documents (including the reasonable fees and expenses of counsel to Purchaser); and (iii) any attempt to enforce any rights of Purchaser to collect any of the Indebtedness of the Company to Purchaser; or to commence, defend or intervene in any litigation; or to file a petition, complaint, answer, motion or other pleadings; or take any other action in or with respect to any suit or proceeding (including any bankruptcy or insolvency proceeding);

or to protect, collect, lease, sell, take possession of or liquidate any of the Collateral, the Texas Real Property or assets of the Company or its Subsidiaries. Such fees, costs and expenses for which the Company shall be obligated shall include all expenditures by Purchaser, including payments made by Purchaser for taxes, insurance, assessments, costs or expenses which the Company is required to pay under any of the Purchase Documents, but fails to pay; reasonable inside and outside counsel fees and any reasonable expenses, costs and charges relating to such expenditures (including, without limitation, all reasonable fees of legal assistants and other staff employed by such attorneys); and all other expenses of any kind whatsoever incurred by Purchaser in connection with administration of the Indebtedness of the Company to Purchaser.

         (c) "Agreement" shall mean this Note and Warrant Purchase Agreement between the Company and the Purchaser, dated as of May 25, 1995.

         (d) "Bettingen Agreement" means that certain Investment Banking and Sales Agent Agreement dated March 6, 1995, as amended, between Grant Bettingen, Inc. and the Company.

         (e) "Bettingen Warrant" means Grant Bettingen Inc.'s right, pursuant to the Bettingen Agreement, to purchase shares of Common Stock of the Company.

         (f) "Capital Stock" shall mean any and all shares, interests, participation or other equivalents (however designated) of corporate stock and any and all forms of partnership interests or other equity interests in a person.

         (g) "Closing" shall mean the closing of the transactions contemplated by this Agreement, to be held at the offices of Baker & Hostetler, 303 East 17th Street, Suite 1100, Denver, Colorado 80203.

         (h) "Closing Date" shall mean the date which is simultaneous with the execution and delivery of this Agreement, or such later date as mutually agreeable to the parties.

         (i) "Collateral" shall mean all of the Mortgaging Subsidiary's interests in plant, machinery and equipment associated with the Texas Real Property.

         (j) "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company, as it exists on the date of this Agreement or as it may be constituted from time to time.

         (k) "Company" shall mean Uranium Resources, Inc., a Delaware corporation.

         (l) "Congleton Agreement" means that certain Consulting Agreement dated March 6, 1995, as amended, between James P. Congleton and the Company.

         (m) "Congleton Option" means James P. Congleton's right, pursuant to the Congleton Agreement, to purchase shares of Common Stock of the Company.

         (n) "Conversion Stock" shall mean shares of Common Stock issued or issuable upon conversion of the Notes; provided that Common Stock ceases to be Conversion Stock when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other similar restriction on transfer exists.

         (o) "Deed of Trust" shall mean the agreement pursuant to which the Mortgaging Subsidiary has granted a Lien in the Texas Real Property and the Collateral.

         (p)  "Event of Default" shall have the meaning provided in Section 8.1.

         (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         (r) "Exercise Date" shall mean the date of exercise of the Warrant by the Holder thereof.

         (s) "Financial Statements" shall mean the audited financial statements of the Company and its Subsidiaries contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the unaudited consolidated financial statements of the Company and its Subsidiaries contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

         (t) "Guaranty" shall mean the agreement of even date herewith to guarantee the Indebtedness of the Company under the Notes by the Mortgaging Subsidiary, in favor of the Purchaser, in the form of Exhibit 3.

         (u) "Holder" shall mean a person, in whose name a Note, Warrant, Conversion Stock or Warrant Stock is registered or to whom a Note, Warrant, Conversion Stock or Warrant Stock is transferred; provided that, neither the Company nor any of its subsidiaries shall be a "Holder" for purposes of this Agreement.

         (v) "Indebtedness" of any person shall mean any indebtedness for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), including without limitation indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (including any obligation to reimburse drawings under letters of credit).

         (w) "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         (x) "Market Price" per share of Common Stock on any date herein specified shall mean the closing price per share of the Common Stock on the trading day prior to the date of a determination as reported on the principal domestic stock exchange on which Common Stock may then be listed or admitted to trading, or, if the Common Stock is not then listed or admitted to trading on any domestic stock exchange, in the Nasdaq Stock Market, or if the Common Stock is not then quoted in the Nasdaq Stock Market, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by Nasdaq or the National Quotation Bureau, Inc., or if such firm is not engaged in the business of reporting such prices, as furnished by a similar firm then engaged in such business and selected by the Company, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company.

         (y) "Material Adverse Effect" shall mean any material and adverse effect on (1) the condition (financial or otherwise), business, operations, prospects, results of operations or properties of the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company or the Mortgaging Subsidiary to perform their obligations under the Purchase Documents.

         (z) "Mortgaging Subsidiary" shall mean URI, Inc., a Delaware corporation.

         (aa) "Note" or "Notes" shall mean the 6.5% Secured Convertible Notes due May 31, 1998, in the original aggregate principal amount of $6,000,000 in the form set forth in Exhibit 1 hereof, issued pursuant to this Agreement and any notes delivered in exchange therefor or upon transfer or replacement thereof pursuant to Section 1.5 of this Agreement.

         (bb) "Officers' Certificate" shall mean a certificate signed by two officers of the Company, one of whom must be the Chairman of the Board, the President, the Secretary, the Treasurer, the Chief Financial Officer or a Vice-President.

         (cc) "Permitted Liens" shall mean Liens created pursuant to the Purchase Documents and the Liens described on Schedule 11, or created in connection with Indebtedness incurred for working capital purposes provided that such Lien attaches only to the Company's or a Subsidiary's inventory, accounts and contract rights.

         (dd) "Person" shall mean an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, governmental unit, trustee, receiver, custodian or similar provision or any other entity.

         (ee) "Purchase Documents" shall mean this Agreement, the Warrant, the Notes, the Guaranty, the Deed of Trust and all other documents executed in connection with or contemplated by this Agreement.

         (ff) "Purchase Price" shall mean the exercise price for the Warrants, which shall be initially $4.00 per share.

         (gg) "Registration Expenses" shall mean all expenses incident to the Company's performance or compliance with Sections 10.1 and 10.3 of this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, and fees for listing the Conversion Stock or the Warrant Stock on each securities exchange on which similar securities issued by the Company are then registered, but not including fees, commissions, discounts or expenses of underwriters or counsel to the Holders electing to sell Conversion Stock or Warrant Stock.

         (hh) "Registration Statement" shall mean a registration statement filed by the Company under the Securities Act or any of Forms S-1, S-2 or S-3 (or any successor to such forms).

         (ii) "SEC" or "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         (jj) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         (kk) "Stock Option Plans" means the Company's employee stock option plan and director stock option plan as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

         (ll) "Subsidiary" shall mean all operating subsidiaries of the Company as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 or any other entity created whose equity interests are owned by the Company.

         (mm) "Texas Real Property" shall mean all of the Mortgaging Subsidiary's real property and leasehold interests, in operating mining properties located in Texas as more particularly described in the Deed of Trust.

         (nn) "U.S. Legal Tender" shall mean money of the United States as at the time of payment is legal tender for the payment of public and private debts.

         (oo) "Warrant" means a right to purchase shares of Common Stock of the Company which expires on May 31, 1998, as evidenced by a Warrant Certificate.

         (pp) "Warrant Certificate" shall mean the certificate representing the Warrant, (in the form of Exhibit 2), which may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

         (qq) "Warrant Expiration Date" shall mean May 31, 1998.

         (rr) "Warrant Stock" shall mean shares of Common Stock that may be purchased upon exercise of a Warrant in whole or in part; provided that Common Stock ceases to be Warrant Stock when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other similar restriction on transfer exists.


SECTION 12  MISCELLANEOUS.

         12.1 Amendment Without Consent of Holders. The Company may amend this Agreement or the Notes without the consent of Purchaser (a) to cure any ambiguity, defect or inconsistency; or (b) to make any change that does not adversely affect the legal rights hereunder of any Holder. After an amendment under this Section 12.1 becomes effective, the Company shall mail to all Holders of Notes a notice briefly describing the amendment.

         12.2 Amendment With Consent of Holders. Subject to Section 12.1, the Company may amend this Agreement or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes taken as a whole. Subject to Sections 8.4 and 8.5, the Holders of a majority in principal amount of the Notes taken as a whole then outstanding may also waive compliance in a particular instance by the Company with any provision of this Agreement. However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

              (a) reduce the amount of Notes whose Holders must consent to an amendment or waiver, or make a change in this Section 12.2;

              (b) reduce the rate of or change the time for payment of interest on any Note;

              (c) reduce the principal of or change the fixed maturity of any Note;

              (d) make any change in the percentage of Holders of Notes required to take action as described in Section 12.2;

              (e) make any change that adversely affects the right to convert any Note;

              (f) make any change in Section 3 that adversely affects the rights of any Holder; or

              (g) waive a default in the payment of the principal of, or interest on, any Note.

         After an amendment or waiver under this Section 12.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

         12.3 Notices. All communications provided for hereunder shall be in writing and delivered or mailed by registered or certified mail, at the address appearing below, or such other address of which the parties hereto have been given notice.

         If to Company:           Uranium Resources, Inc.
                                  12750 Merit Drive, Suite 1020
                                  Dallas, Texas  75251
                                  Attention:  President

         With a copy to:          Baker & Hostetler
                                  303 East 17th Street, Suite 1100
                                  Denver, Colorado  80203
                                  Attention:  Alfred C. Chidester

         If to Purchaser:         c/o Ryback Management Corporation

                           7711 Carondelet Avenue, Suite 700
                           St. Louis, Missouri  63105
                           Attention:  Eric E. Ryback

         With a copy to:   Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan  48243
                           Attention: Paul R. Rentenbach

         12.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

         12.5 Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

         12.6 Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         12.7 Payments Due on Saturdays, Sundays and Holidays. In any case where the interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note shall be on a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close in St. Louis, Missouri, then such payment or exchange need not be made on such date but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions are authorized by law to close in St. Louis, Missouri, with the same force and effect as if made on the due date.

         12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The execution and delivery of this Agreement shall be deemed effective upon receipt by each party hereto of a facsimile copy of this Agreement executed by the other party hereto.

         12.9 Governing Law. This Agreement and the Notes shall be construed in accordance with Missouri law.

         IN WITNESS WHEREOF, the parties have executed this agreement.

                                           URANIUM RESOURCES, INC.


                                           By:  /s/ Paul Wilmott
                                                -----------------------------
                                           Its: President
                                                -----------------------------

                                           LINDNER DIVIDEND FUND, INC.


                                           By:  /s/ Eric E. Ryback
                                                -----------------------------
                                                Eric E. Ryback, President


                                           LINDNER INVESTMENTS, on behalf
                                           of its LINDNER BULWARK FUND series


                                           By:  /s/ Eric E. Ryback
                                                -----------------------------
                                                Eric E. Ryback, President

                                   EXHIBIT 1

                            URANIUM RESOURCES, INC.

                         6.5% SECURED CONVERTIBLE NOTE

$_______________                                                    May 25, 1995

         FOR VALUE RECEIVED, the undersigned URANIUM RESOURCES, INC., a Delaware corporation (the "Obligor" or "Uranium Resources"), hereby promises to pay to the order of _____ or its registered assigns (the "Purchaser") on May 31, 1998, the principal sum of $____________ and 00/l00 Dollars and to pay interest on the unpaid principal balance hereof from the date hereof at a rate of 6.5% per annum, payable quarterly in arrears. This Note and any interest therein may be transferred only as provided in the Note and Warrant Purchase Agreement dated as of May ____, 1995 among Obligor and Purchaser (the "Note and Warrant Purchase Agreement"). Certain capitalized terms not otherwise defined herein have the meaning assigned such terms in the Note and Warrant Purchase Agreement.

         This Note is issued pursuant to the Note and Warrant Purchase Agreement and this Note and the holder hereof is entitled, equally and ratably with the holders of all other Notes outstanding under the Note and Warrant Purchase Agreement, to all of the benefits provided for thereby, including, but not limited to the security granted to the Purchaser therein, and the benefits under the Guaranty executed by the Mortgaging Subsidiary in connection therewith, and shall be bound by all of the provisions set forth therein, to which Note Purchase and Warrant Agreement reference is hereby made for a statement thereof.

         This Note is supported by the Guaranty of the Mortgaging Subsidiary, which Guaranty will be secured by a lien and security interest in and upon the Mortgaging Subsidiary's interest in the Collateral and the Texas Real Property.

         Subject to and upon compliance with the provisions of the Note and Warrant Purchase Agreement, the Holder of this Note is entitled, at its option, at any time, to convert this Note into fully paid and non-assessable shares of Common Stock of the Obligor at the initial Conversion Price of $4.00 per share, subject to such adjustment or adjustments, if any, of such Conversion Price and the Common Stock issuable upon conversion, as may be required by the Note and Warrant Purchase Agreement, upon surrender of this Note, duly endorsed or assigned to the Obligor or in blank, to the Obligor, with the conversion notice attached hereto, or accompanied by a separate written notice substantially in the form of such conversion notice, duly executed by the Holder and stating that the Holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, all in accordance with the provisions of the Note and Warrant Purchase Agreement. Except as otherwise provided in the Note and Warrant Purchase Agreement, no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends issued on securities issued on conversion. No fractional shares will be issued on conversion, but instead of any fractional interest, the Obligor shall pay a cash adjustment as provided in the Note and Warrant Purchase Agreement.

         In the event any action is taken to collect or enforce the indebtedness evidenced by this Note (the "Indebtedness") or any part thereof, the Obligor and each endorser hereof agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses. These costs shall include any expenses incurred by the Purchaser in any bankruptcy, reorganization, or other insolvency proceeding.

         Acceptance by the Purchaser of any payment in an amount less than the amount then due and owing shall be deemed an acceptance on account only, and the failure to pay the entire amount then due and owing shall cause the Purchaser and endorsers to remain in default.

         The liability of the Obligor and any endorsers hereof, shall be joint and several, absolute and unconditional, without regard to the liability of any other party hereunder or under any other document or instrument executed in connection with this Note.

         No delay or omission of any holder in exercising any right or rights, shall operate as a waiver of such right or any other rights. Waiver on one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         The liability of the Obligor under this Note (and the liability of any endorsers and/or Guarantor of this Note) shall not be discharged, diminished or in any way impaired by: (a) the release, impairment, discharge, substitution, exchange, modification of or failure to obtain foreclose or realize on any guaranty or any security granted Purchaser by any party for the Indebtedness; (b) any waiver by Purchaser or failure to enforce or exercise rights under any of the terms, covenants or conditions of this Note or any guaranty; (c) the granting of any renewal, indulgence, extension of time to Obligor, or any other obligors of the Indebtedness; or (d) the addition or release of any person or entity primarily or secondarily liable for the Indebtedness.

         In no event shall the interest rate charged or received hereunder at any time exceed the maximum interest rate permitted under applicable law. Payments of interest received by Purchaser hereunder which would otherwise cause the interest rate hereunder to exceed such maximum interest rate shall, to the extent of such excess, be deemed to be (and deemed to have been contracted as being) prepayments of principal and applied as such.

         Under certain circumstances, as specified in the Note and Warrant Purchase Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note and Warrant Purchase Agreement.

         This Note shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of Purchaser, its successors and assigns. Every person and entity at any time liable for the payment of this Note hereby waives demand, presentment, protest, notice of protest, notice of nonpayment due and all other requirements otherwise necessary to hold them immediately liable for payment hereunder.

         This Note and the Note and Warrant Purchase Agreement are governed by and shall be construed and enforced in accordance with Missouri law.

                                           URANIUM RESOURCES, INC.

                                           By:
                                               ---------------------------
                                           Its:
                                               ---------------------------

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE, AND THIS NOTE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION; PROVIDED, HOWEVER, THAT THIS NOTE MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION OR QUALIFICATION. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH IN THAT
CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT DATED MAY     , 1995 AMONG URANIUM
RESOURCES, INC., LINDNER DIVIDEND FUND, INC. AND LINDNER INVESTMENTS (ON BEHALF OF ITS LINDNER BULWARK FUND SERIES), AND THIS NOTE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH NOTE AND WARRANT PURCHASE AGREEMENT, A COPY OF WHICH WILL BE MADE AVAILABLE BY URANIUM RESOURCES, INC. UPON WRITTEN REQUEST.

                              NOTICE OF CONVERSION

To Uranium Resources, Inc.:

         The undersigned owner of this Secured Convertible Note hereby irrevocably exercises the option to convert $________ principal amount of this Secured Convertible Note, into shares of Common Stock of Uranium Resources, Inc., in accordance with the terms and conditions of the Note and Warrant Purchase Agreement, and directs that the shares of Common Stock issuable and deliverable upon conversion be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Dated: __________________________

ATTEST:                                 _________________________________

Signed:__________________________       Signed:__________________________
By:                                     By:
Its:                                    Its:

Fill in for registration of shares of Common Stock only if otherwise than in name and address of _________________.



_________________________________     ___________________________________
(Name)                                (Address)


_________________________________     ___________________________________
(City and State)                      (Tax Identification Number)


            (Please print name and address including zip code number)

                                   EXHIBIT 2

          THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
          OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT
            BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS OR THE
                        RULES AND REGULATIONS THEREUNDER

                   VOID AFTER 5:00 P.M., DALLAS, TEXAS TIME,
                                ON MAY 31, 1998

                            URANIUM RESOURCES, INC.

URIW-001

                        WARRANT TO PURCHASE COMMON STOCK

         This certifies that, FOR VALUE RECEIVED, LINDNER DIVIDEND FUND, INC. or its registered assigns ("Holder"), is entitled, subject to the terms of this Warrant, to purchase from URANIUM RESOURCES, INC., a Delaware corporation (the "Company"), at any time after the date of issuance hereof and prior to 5:00 p.m., Dallas, Texas time, on May 31, l998 (the "Warrant Expiration Date"), up to 1,125,000 fully paid and nonassessable shares of the Common Stock, $0.001 par value, of the Company (the "Common Stock"), at an initial purchase price of $4.00 per share, payable in lawful money of the United States.

         This Warrant may be exercised in whole or in part by presentation hereof with the Notice of Exercise contained herein duly executed and with simultaneous payment of the applicable aggregate Purchase Price (subject to adjustment) at the office of the Company in Dallas, Texas. Payment of such Purchase Price shall be made, at the option of the Holder hereof, by certified check or bank draft payable in United States currency.

         This Warrant is one of a duly authorized issue of common stock purchase warrants issued under and in accordance with that certain Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of May ___, 1995, by and among Uranium Resources, Inc., Lindner Investments (on behalf of its Lindner Bulwark Fund series), and Lindner Dividend Fund, Inc., and is subject to the terms and provisions contained in the Purchase Agreement, to all of which the Holder hereof, by acceptance hereof, hereby consents. A copy of the Purchase Agreement may be obtained for inspection upon written request to the Company by a Holder of this Warrant.

         This Warrant does not entitle any Holder to any rights of a shareholder of the Company. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as set forth in the Purchase Agreement. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Purchase Price".


         As soon as practicable after any exercise of this Warrant and payment of the sum payable upon such exercise, and in any event within l0 days thereafter, the Company, at its expense (including the payment by it of any applicable taxes), will cause to be issued in the name of and delivered to the holder hereof, or in the name of such other person as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock, or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share of Warrant Stock to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the Market Price (as defined in the Purchase Agreement). Issuance and delivery of Warrant Stock deliverable on the due exercise of this Warrant may be postponed by the Company and its transfer agent during any period, not exceeding thirty (30) days, for which the transfer books of the Company for the Common Stock are closed between (1) the record date set by the Board of Directors for the determination of shareholders entitled to vote at or to receive notice of any shareholders meeting, or entitled to receive payment of any dividends or to any allotment of rights or to exercise rights in respect of any change, conversion or exchange of capital stock, and (2) the date of such meeting of shareholders, the date for the payment of such dividends, the date for such allotment of rights, or the date when any such change or conversion or exchange of capital stock shall go into effect, as the case may be.

         Upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the holder named on the face hereof) to the Company, the Company, at its expense, will issue and deliver new Warrants of like tenor, calling in the aggregate for the same amount of Warrant Stock, in the denomination or denominations requested, to or on the order of such holder and in the name of such holder as such holder may direct. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner for all purposes without being affected by any notice to the contrary. Transfer of this Warrant is restricted as provided in the Purchase Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by the manual signatures of its Chairman or President or one of its Vice Presidents, thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon, attested by the manual signature of its Secretary or an Assistant Secretary.

Dated: ______________________, l995      URANIUM RESOURCES, INC.


Attest:                                                  By:  ______________
____________                                             Its: ______________
____________



By:_________________________
   Secretary



[SEAL]

                               NOTICE OF EXERCISE

         The undersigned hereby exercises the right to purchase _____ shares of Common Stock covered by this Warrant according to the conditions thereof and herewith makes payment of the Purchase Price of such shares in full.

                                            ______________________________
________________________                    Signature                   of
Warrantholder
                                            Title:________________________
________________________

Dated: _______________, l99__

The Company is requested to issue certificates for the Warrant Stock acquired upon exercise of this Warrant as follows:

               __________________________________
               Name

               __________________________________
               Address

               __________________________________
               SSN or EIN

                             ASSIGNMENT OF WARRANT

               FOR VALUE RECEIVED, the undersigned hereby sell, assigns and transfers the within Warrant, and irrevocably appoints ________________________ as attorney-in-fact to transfer such Warrant on the books of the Company, with full power of substitution in the premises, to the following assignee(s):

               ___________________________________
               Name

               ___________________________________
               Address

               ___________________________________
               SSN or EIN

                                            _______________________________
                                            Signature of Warrantholder
                                            Title: ________________________

                                   EXHIBIT 3

                                    GUARANTY

         Guaranty dated May ___, 1995 by URI, Inc. a corporation organized and existing under the laws of Delaware (the "Guarantor") and an operating subsidiary of Uranium Resources, Inc., in favor of Lindner Investments, (on behalf of its Lindner Bulwark Fund series) and Lindner Dividend Fund, Inc. (collectively the "Purchaser").

                                    RECITALS

    A. The Purchaser has entered into a Note and Warrant Purchase Agreement dated as of May ___, 1995 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Note and Warrant Purchase Agreement", the terms defined therein and not herein defined being used herein with the same meaning as used in the Note and Warrant Purchase Agreement) with Uranium Resources, Inc., a corporation organized and existing under the laws of Delaware (the "Borrower").

    B. The Borrower is the parent of the Guarantor. The Guarantor will receive a portion of proceeds from the Notes sold to Purchaser under the Note and Warrant Purchase Agreement, and as such, will directly benefit from the transaction contemplated by the Note and Warrant Purchase Agreement.

    C. To induce Purchaser's purchase of the Notes under the Note and Warrant Purchase Agreement, the Guarantor has agreed to execute and deliver this Guaranty.

    D. Certain capitalized terms have the meanings set forth in the Note and Warrant Purchase Agreement unless otherwise defined herein.

         NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees as follows:

         Section 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations under the Notes now or hereafter existing, whether for principal, interest, fees, expenses or otherwise and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Purchaser in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the obligations under the Notes and would be owed under the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         Section 2. Collateral Securing Guaranty. This Guaranty is secured by a first mortgage lien on, and an assignment of a security interest in certain of the Guarantor's interest in the Collateral and Texas Real Property pursuant to the Deed of Trust executed by Guarantor. Guarantor expressly agrees that Purchaser's failure to take any steps to enforce, accept, or perfect the Purchaser's interest in, foreclose upon, or realize on any of the Collateral and the Texas Real Property is not a defense to Purchaser's enforcement of this Guaranty.

         Section 3. Guaranty Absolute. The Guarantor guarantees that the Notes will be paid strictly in accordance with the terms of the Note and Warrant Purchase Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchaser with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Borrower's obligations under the Notes, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

           (i) any lack of validity or enforceability of the Note and Warrant Purchase Agreement or any agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations under the Notes, or any other amendment or waiver of or any consent to departure from the Note and Warrant Purchase Agreement;

             (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from any other guaranty, for all or any of the obligations under the Notes;

              (iv) any manner of application of collateral, or proceeds thereof, to all or any of the obligations under the Notes and the Note and Warrant Purchase Agreement, or any manner of sale or other disposition of any collateral for all or any of the obligations under the Notes and the Note and Warrant Purchase Agreement or any other assets of the Borrower;

               (v) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

              (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Notes is rescinded or must otherwise be returned by the Purchaser upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         Section 4. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and other notice with respect to the obligations under the Notes and this Guaranty and any requirement that the Purchaser protect, secure, perfect, realize upon or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral. The Guarantor waives any defense based upon any of the above as well as marshalling or the manner of disposition of any property securing the indebtedness under the Notes.

         Section 5. Consent to Jurisdiction; Waiver of Immunities. (a) The Guarantor hereby irrevocably submits to the jurisdiction of any Missouri or Federal court sitting in St. Louis, Missouri and any appellate court from any such court in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Missouri State court or in such Federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Guarantor at its address specified in Section 8. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of the Purchaser to serve legal process in any other manner permitted by law or affect the right of the Purchaser to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

         Section 6. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

         (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to conduct its business. The Guarantor is duly qualified to do business as a foreign corporation and in good standing under the laws of the State of Texas and all other jurisdictions in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the business operations of the Guarantor.

         (b) The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Guarantor's charter or by-laws or (ii) any applicable law or any contractual restriction binding on or affecting the Guarantor, and do not result in or require the creation of any Lien upon or with respect to any of its properties, other than the Permitted Liens.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

         (d) This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with the respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws of general application relating to the enforcement of creditors' rights generally, and (ii) principles governing the availability of equitable remedies.

         (e) The Guarantor has, independently and without reliance upon the Purchaser and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

         (f) All balance sheets, profit and loss statements, and other information furnished to the Purchaser are accurate and fairly reflect the financial condition of the Guarantor, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

         Section 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 8. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Guarantor, at its address at 12750 Merit Drive, Suite 1020, LB12, Dallas, Texas 75251, Attention: President, and if to the Purchaser, at its address specified in the Note and Warranty Purchase Agreement; or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

         Section 9. No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Each right and each remedy provided herein, in the Note and Warrant Purchase Agreement or in any other document or instrument or by law or otherwise are cumulative of and in addition to each other right and each other remedy provided herein, in the Note and Warrant Purchase Agreement in any other document or instrument or by law or otherwise.

         Section 10. Continuing Guaranty; Assignments under Note and Warrant Purchase Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full of the Notes and all other amounts payable under this Guaranty and (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Purchaser and its successors, transferees and assigns, and all Holders. Without limiting the generality of the foregoing clause (iii), the Purchaser may assign or otherwise transfer all or any portion of its rights and obligations under the Note and Warrant Purchase Agreement to any other person or entity, including, without limitation all Holders, pursuant to the Note and Warrant Purchase Agreement, and such other person or entity shall thereupon become vested with all benefits in respect thereof granted to the Purchaser herein or otherwise. In connection therewith, Guarantor shall take such actions as requested by Purchaser or any Holder to transfer or convey to any of their transferees and assigns, the rights of Purchaser granted herein or to provide that such Holder also obtains, together with the Purchaser, all of the rights granted herein to Purchaser.

         Section 11. Liability of Co-Guarantor. Guarantor's liability under this Guaranty shall not be discharged, diminished or in any way impaired by the addition or release of any person or entity primarily or secondarily liable for the obligations owing under the Notes.

         Section 12. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Missouri and applicable laws of the United States of America.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           URI, INC.

                                           By:   _______________________________
                                           Name: _______________________________
                                           Title:_______________________________

                                   EXHIBIT 4


                    AMENDMENT NO. 1 TO CONSULTING AGREEMENT

         THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT is made and entered into this ______ day of May, 1995 (this "Amendment No. 1"), by and between Uranium Resources, Inc., a Delaware corporation whose address is 12750 Merit Drive, Suite 1020, Dallas, Texas 75251 (the "Corporation"), and James P. Congleton, whose address is 25472 Coral Wood, Lake Forest, California 92630 (the "Consultant").

                                   RECITALS:

         A. The parties have entered into that certain Consulting Agreement, dated March 6, 1995 (the "Consulting Agreement"), by and between the Corporation and Consultant.

         B. Pursuant to Section 8 of the Consulting Agreement, the parties have agreed to amend the Consulting Agreement as provided herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1.   The Consulting Agreement is hereby amended as follows:

              1.1 Section 3(a) of the Consulting Agreement is hereby deleted in its entirety and replaced with the following new Section 3(a):

                   (a) Consultant shall be paid the sum of $30,000 by the Corporation. Payment shall be made promptly after the closing of the transactions contemplated by that certain Note and Warrant Purchase Agreement, dated of even date herewith, among the Corporation and Lindner Investments, a Massachusetts business trust (on behalf of its Lindner Bulwark Fund Series) and Lindner Dividend Fund, Inc., a Missouri corporation.

              1.2 Section 3(c) of the Consulting Agreement is hereby deleted in its entirety and replaced with the following new Section 3(c):

                   (c) Consultant shall be granted an option to purchase 50,000 shares of the Corporation's Common Stock at a price of $4.00 per share pursuant to the terms set forth in that certain Stock Option Agreement, dated March 6, 1995, by and between the Corporation and Consultant, as amended by Amendment No. 1 to Stock Option Agreement of even date herewith by and between the Corporation and Consultant.

         2. Except as amended hereby, the Consulting Agreement shall not be amended, changed, or modified by this Amendment No. 1 and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be duly executed and delivered as of the date first above written.

                                                     URANIUM RESOURCES, INC.

                                                     By:____________________
__________________________
                                                        Paul K. Willmott
                                                        President

                                                     "CONSULTANT"


__________________________                           _______________________
                                                     James P. Congleton

                   AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT

         THIS AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT is made and entered into this _____ day of May, 1995 (this "Amendment No. 1 to Stock Option Agreement"), between Uranium Resources, Inc., a Delaware corporation (the "Company"), and James P. Congleton, an individual (the "Optionee").

                                   RECITALS:

         A. The parties hereto entered into that certain Stock Option Agreement, dated March 6, 1995 (the "Stock Option Agreement"), between the Company and the Optionee.

         B. The Company and the Optionee have agreed to amend the Stock Option Agreement and the options granted pursuant thereto as provided herein.

              NOW, THEREFORE, in consideration of the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. The Stock Option Agreement and the options granted pursuant thereto are hereby amended as follows:

              1.1 Section 1 of the Stock Option Agreement is hereby deleted in its entirety and replaced with the following Section 1:

                    1. Grant of Option. Company hereby grants to Optionee an irrevocable option to purchase up to 50,000 shares of the Common Stock of the Company (the "Shares") at a price of $4.00 per share. This option shall expire on March 6, 2000.

         2. Except as amended hereby, the Stock Option Agreement and the options granted pursuant thereto, shall not be amended, changed, or modified by this Amendment No. 1 to Stock Option Agreement and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to Stock Option Agreement to be duly executed and delivered as of the date first above written.

                                                   URANIUM RESOURCES, INC.

                                                   By:____________________
                                                      Paul K. Willmott
                                                      President

                                                   "OPTIONEE"


                                                   _______________________
                                                   James P. Congleton

                                   EXHIBIT 5



                                AMENDMENT NO. 1
                                       TO
                 INVESTMENT BANKING AND SELLING AGENT AGREEMENT


         THIS AMENDMENT NO. 1 TO INVESTMENT BANKING AND SELLING AGENT AGREEMENT is made and entered into this ______ day of May, 1995 (the "Amendment No. 1"), by and between Uranium Resources, Inc., a Delaware corporation (the "Corporation") and Grant Bettingen, Inc., a California corporation ("GBI").

                                   RECITALS:

         A. The parties have entered into that certain Investment Banking and Selling Agent Agreement, dated March 6, 1995 (the "Investment Banking and Selling Agent Agreement"), by and between the Corporation and GBI.

         B. Pursuant to Section 15 of the Investment Banking and Selling Agent Agreement, the parties have agreed to amend the Investment Banking and Selling Agent Agreement as provided herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. The Investment Banking and Selling Agent Agreement is hereby amended as follows:

              1.1 Section 4 of the Investment Banking and Selling Agent Agreement is hereby deleted in its entirety and replaced with the following new
Section 4:

                   4. Compensation. Upon consummation of the closing (the "Closing") of the transactions contemplated by that certain Note and Warrant Purchase Agreement, dated of even date herewith, by and among the Corporation, Lindner Investments, a Massachusetts business trust (on behalf of its Lindner Bulwark Fund Series) and Lindner Dividend Fund, Inc., a Missouri corporation, the Corporation will pay to GBI the sum of $120,000 in cash. In addition, upon consummation of the Closing, the Corporation will cause to be issued to GBI, or its designees, 35,000 shares of Common Stock of the Corporation held in treasury (the "Treasury Stock") and a warrant (the "Warrant") to purchase 100,000 shares of

         Common Stock of the Corporation (the "Warrant Stock") at an exercise price of $4.00 per share. Such Warrant shall expire three years after the date of the Closing of the Offering. Upon consummation of the Closing, the Corporation shall issue to GBI, or its designees, a Warrant certificate substantially in the form attached hereto as Exhibit A.

              1.2 Section 5 is hereby amended by deleting the word "Option" each place it appears in Section 5 and replacing it with the word "Warrant" and by deleting the word "Optionee" in the first sentence of the second paragraph of
Section 5 and replacing it with the words "holder of the Warrant."

              1.3 The clause "(including the value of shares of common stock in excess of the option payment on the date of exercise of the option)" in Section 7(d) is hereby deleted in its entirety and replaced with the following clause:
"(including the value of shares of Common Stock in excess of the exercise price of the Warrant on the date of exercise of the Warrant)."

              1.4 Section 9 is hereby deleted in its entirety and replaced with the following new Section 9:

                   9.   Registration Rights.

                        (a) Demand Rights. Subject to the provisions set forth below, at any time after the date hereof, but prior to the third anniversary date hereof, the Corporation shall, upon the written demand of the holder of the Treasury Stock or the holder of the Warrant or Warrant Stock issuable upon exercise of the Warrant on no more than two (2) occasions, prepare, file with the Securities and Exchange Commission (the "Commission"), and use its best efforts to have declared effective a registration statement with respect to the distribution of all of the shares of Warrant Stock and all of the shares of Common Stock issuable upon exercise of the Warrant, but not less than fifty percent (50%) of the aggregate number of shares of Treasury Stock and Warrant Stock. Such demand shall be made by written notice to the Corporation by the holder of the Treasury Stock or the holder of the Warrant or Warrant Stock (as the case may be), which notice shall request the preparation of a registration statement pursuant to the terms of this Section 9(a) and include the number of shares of Treasury Stock or Warrant Stock to be offered pursuant to such registration statement and be sent to all other holders of the Treasury Stock or the Warrant or Warrant Stock (as the case may be). The Corporation may include in such registration any securities of the Corporation for sale by the Corporation or persons other than the Corporation, but the holder of the Treasury Stock or the Warrant or Warrant Stock shall have priority with respect to inclusion in the registration statement of the shares of Treasury Stock or Warrant Stock specified in the demand for registration made pursuant to the provisions of this Section 9(a). All expenses incident to the Corporation's performance of or compliance with this Section 9(a), including, without limitation, all registration and filing fees, fees and expenses of compliance with the securities or blue sky laws, and reasonable printing expenses, messenger, delivery, and mailing expenses, and fees and disbursements of counsel for the Corporation and all independent and certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Corporation shall be borne and paid by the person requesting registration pursuant to this Section 9(a). The Corporation shall not be obligated to effect any demand registration pursuant to this
      Section 9(a): (a) more than two (2) times; (b) if the amount of shares as to which registration has been requested may be sold at that time without registration under the Securities Act of 1933, as amended, pursuant to Rule 144 thereunder (or any successor rule thereto); (c) unless the registration can be made on a Form S-3 (or any successor Form thereto);
      (d) if in the good faith judgment of the Board of Directors of the Corporation, such registration would be materially detrimental to the Corporation and the Board Directors of the Corporation concludes, as a result that it is in the best interests of the Corporation to defer the filing of a registration statement in connection with such demand, provided that the Corporation may not defer the filing for a period of more than ninety (90) days after receipt of the initial request; (e) on a date which, under the General Rules and Regulations of the Commission, would require the inclusion in the registration statement covering such demand of historical financial statements of the Corporation other than those contained in the most recently required report of the Corporation on Forms 10-K and 10-Q, or financial statements of an acquired business or businesses at a time prior to the time such financial statements would be required to be filed by the Corporation pursuant to Form 8-K; or (f) if the demand relates to the shares of Warrant Stock issuable upon exercise of the Warrants, unless the Warrant is duly exercised and the shares of Warrant Stock have been issued prior to receipt by the Corporation of the written demand for registration.

                        (b) Piggyback Registration. If the Corporation, at any time commencing on the date of this Agreement and expiring on the third anniversary date hereof, determines to register shares of its Common Stock under the Act, the Corporation shall (to the extent permitted by law) include the Treasury Stock and the Warrant Stock, at its own expenses, and shall use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky laws, and appropriate compliance with the Act) as would permit or facilitate the sale or distribution of the Treasury Stock and Warrant Stock.

              1.5 The address for notice to the Corporation in Section 16 shall be deleted in its entirety and replaced with the following:

                                  Paul K. Willmott, President
                                  Uranium Resources, Inc.
                                  303 East 17th Avenue, Suite 700
                                  Denver, Colorado  80203

      2. Except as amended hereby, the Investment Banking and Selling Agent Agreement shall not be amended, changed, or modified by this Amendment No. 1 and shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be duly executed and delivered as of the date first above written.

                                                   URANIUM RESOURCES, INC.

                                                   By:____________________
                                                      Paul K. Willmott
                                                      President


                                                   GRANT BETTINGEN, INC.



                                                   By:____________________
                                                      Grant Bettingen
                                                      President

                                   EXHIBIT A

                                FORM OF WARRANT

          THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT
         BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933,
          AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE
            AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND
                  LAWS OR THE RULES AND REGULATIONS THEREUNDER


                   VOID AFTER 5:00 P.M., DALLAS, TEXAS TIME,
                               ON MAY ____, 1998

                            URANIUM RESOURCES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

         This certifies that, FOR VALUE RECEIVED, Grant Bettingen, Inc., a California corporation, or its registered assigns ("Holder"), is entitled, subject to the terms of this Warrant, to purchase from URANIUM RESOURCES, INC., a Delaware corporation (the "Company"), at any time after the date of issuance hereof and prior to 5:00 p.m., Dallas, Texas time, on May _____, 1998 (the "Warrant Expiration Date"), up to 100,000 fully paid and nonassessable shares of the Common Stock, $0.001 par value, of the Company (the "Common Stock"), at an initial purchase price of $4.00 per share, payable in lawful money of the United States.

         This Warrant may be exercised in whole or in part by presentation hereof with the Notice of Exercise contained herein duly executed and with simultaneous payment of the applicable aggregate Purchase Price (subject to adjustment) at the office of the Company in Dallas, Texas. Payment of such Purchase Price shall be made, at the option of the Holder hereof, by certified check or bank draft payable in United States currency.

         This Warrant is one of a duly authorized issue of common stock purchase warrants issued under and in accordance with that certain Investment Banking and Selling Agent Agreement, dated March 6, 1995, by and between the Company and Grant Bettingen, Inc., as amended by Amendment No. 1 thereto by and between the Company and Grant Bettingen, Inc. (the "Amended Investment Banking and Selling Agent Agreement"), and is subject to the terms and provisions contained in the Amended Investment Banking and Selling Agent Agreement, to all of which the Holder hereof, by acceptance hereof, hereby consents. A copy of the Amended Investment Banking and Selling Agent Agreement may be obtained for inspection upon written request to the Company by a Holder of this Warrant.

         This Warrant does not entitle any Holder to any rights of a stockholder of the Company. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as set forth in the Amended Investment Banking and Selling Agent Agreement. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is sometimes referred to herein as the "Purchase Price."

         As soon as practicable after any exercise of this Warrant and payment of the sum payable upon such exercise, and in any event within 10 days thereafter, the Company, at its expense (including the payment by it of any applicable taxes), will cause to be issued in the name of and delivered to the holder hereof, or in the name of such other person as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock, or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share of Warrant Stock to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value ("Market Value") of one full share of Warrant Stock. The Market Value shall be the Closing Price (as hereinafter defined) for one full share of Common Stock on the business day next preceding the day of exercise. As used herein, the term "Closing Price" shall mean the last sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on such day as reported on the NASDAQ Stock Market, or, if not reported on such market, the average of the closing bid and asked prices as furnished by National Quotation Bureau, Inc., or a similar reporting organization. All calculations with respect to the Closing Price shall be made to the nearest cent ($0.01). Issuance and delivery of Warrant Stock deliverable on the due exercise of this Warrant may be postponed by the Company and its transfer agent during any period, not exceeding thirty (30) days, for which the transfer books of the Company for the Common Stock are closed between (1) the record date set by the Board of Directors for the determination of stockholders entitled to vote at or to receive notice of any stockholders meeting, or entitled to receive payment of any dividends or to any allotment of rights or to exercise rights in respect of any change, conversion or exchange of capital stock, and (2) the date of such meeting of stockholders, the date for the payment of such dividends, the date for such allotment of rights, or the date when any such change or conversion or exchange of capital stock shall go into effect, as the case may be.

         Upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the holder named on the face hereof) to the Company, the Company, at its expense, will issue and deliver new Warrants of like tenor, calling in the aggregate for the same amount of Warrant Stock, in the denomination or denominations requested, to or on the order of such holder and in the name of such holder as such holder may direct. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner for all purposes without being affected by any notice to the contrary. Transfer of this Warrant is restricted as provided in the Amended Investment Banking and Selling Agent Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by the manual signatures of its Chairman or President or one of its Vice Presidents, thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon, attested by the manual signature of its Secretary or an Assistant Secretary.


Dated: _______________, 1995               URANIUM RESOURCES, INC.



Attest:                               By:  _______________________
                                      Its: _______________________

By:_________________________
   Secretary



[SEAL]

                               NOTICE OF EXERCISE

         The undersigned hereby exercises the right to purchase _______ shares of Common Stock covered by this Warrant according to the conditions thereof and herewith makes payment of the Purchase Price of such shares in full.

                                         _____________________________________
                                         Signature of Warrantholder
                                         Title:_______________________________

Dated: _______________, 199__

The Company is requested to issue certificates for the Warrant Stock acquired upon exercise of this Warrant as follows:

                                     _________________________________________
                                     Name

                                     _________________________________________
                                     Address

                                     _________________________________________
                                     SSN or EIN


                             ASSIGNMENT OF WARRANT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the within Warrant, and irrevocably appoints __________________________ as attorney-in-fact to transfer such Warrant on the books of the Company, with full power of substitution in the premises, to the following assignee(s):

                                     _________________________________________
                                     Name

                                     _________________________________________
                                     Address

                                     _________________________________________
                                     SSN or EIN


                                                ______________________________
                                                Signature of Warrantholder
                                                Title:________________________

                                  SCHEDULE 5.3

Secretary of State
State of Texas
P.O. Box 12698
Austin, Texas  78711

Sam D. Deanda
Kleberg County Clerk
Kleberg County Courthouse
700 E. Kleberg Street
Kingsville, Texas  78363

Oscar Garcia, Jr.
Duval County Clerk
Duval County Courthouse
400 E. Gravis Street
San Diego, Texas 78384

                                  SCHEDULE 5.6
                                  Page 1 of 2

                                   KINGSVILLE

            Lease #                                  Lessor

1.          KD2A, B, C                          B. B. Braly, et al
2.          KD6A, B                             J. Eugene Wukasch
3.          KD9A, B, C                          Kenneth Huff, et al
4.          KD10A, B                            Mary Miles Bosquet, et al
5.          KD12A, B, C, C1                     R. K. Cumberland, et al
6.          KD13A, B                            Fred Radford
7.          KD14A, B                            Fred Radford
8.          KD15A, B                            Catherine Veselik, et al


1.          KD01A, B, C                         Clyde M. Allen, et al
2.          KD16A, B                            Charles W. Muil, Jr., et al
3.          KD18A-AK                            Barbara J. Keltner, et al
4.          KD19                                Robert S. Sexauer Trust
5.          KD20A-F                             Y. G. Garcia, et al
6.          KD21A-F                             Arnoldo Adame, et al
7.          KD22A-K                             Jo Ann Hansen, et al
8.          KD23                                URI (Lehma - Fee Ownership)
9.          KD24A-I                             Jane F. Radford Estate Trust

                                  SCHEDULE 5.6
                                  Page 2 of 2


                                     ROSITA

            Lease                                           Lessor
            -----                                           ------

1.          R001                                Jose. A. Cardenas, et ux
2.          R002A,B                             Guadalupe Garcia, et ux
                                                Romeo Garcia, et ux
3.          R003                                Hugo Berlanga, et ux
4.          R004                                Julia Flores
5.          R005A,B                             Roy Rogers
                                                Ginger Rogers Villarreal
6.          R006                                Gertrudes R. Tanguma
7.          R007                                Concepcion R. Sendejo
8.          R008                                Herminia R. Gonzalez
9.          R011                                Homero Contreras, et ux
10.         R012                                Tom Crews, et ux

1.          R013A,B                             Abel Rangel, et ux
                                                Graciela Rangel Gard &
                                                Rosalinda Rangel

                                 SCHEDULE 5.22

            None

                                 SCHEDULE 5.23



                           URI LEASES BY RESERVES AT
                      KINGSVILLE DOME AND ROSITA PROJECTS
                                    04/25/95



                                                IN PLACE
PROJECT          LEASE #                        RESERVES
- -------          -------                        --------

ROSITA:          R012*                          3,114,546
                 R004                           436,822
                 R006                           286,466
                 R005A,B                        206,984
                 R001                           173,984
                 R007                           ---
                 R013A,B                        ---

KVD:             KD18A-AK                       2,146,564
                 KD13A,B                        1,027,881
                 KD14A,B*
                 KD09A,B,C                      742,501
                 KD12A,B,                       426,575
                 KD19                           352,817
                 KD23(Fee)                      173,784
                 KD21A-F                        41,437
                 KD20A-F                        ---
                 KD24A-I                        ---
                 KD16A,B                        ---
                 KD10A,B                        ---

* Plant and Equipment located on land covered by these leases.

                                  SCHEDULE 6.2
                                  Page 1 of 2

                           CERTIFICATE OF COMPLIANCE
                             (NO EVENT OF DEFAULT)

         THE UNDERSIGNED, Paul K. Willmott, the Chief Financial Officer of Uranium Resources, Inc., a Delaware corporation (the "Company"), hereby certifies that:

         1. No Event of Default exists or would exist with the giving of notice or passage of time under that certain Note and Warrant Purchase Agreement, dated May 25, 1995 (the "Purchase Agreement"), by and among the Company, Lindner Investments, a Massachusetts business trust (on behalf of its Lindner Bulwark Fund Series) and Lindner Dividend Fund, Inc., a Missouri corporation.

         2. Terms used, but not otherwise defined, herein shall be used herein as defined in the Purchase Agreement.

         3.   This Certificate of Compliance is the certificate required by
Section 6.2 of the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Compliance as of the ______ day of _________, 199____.


                                           __________________________________
                                           Paul K. Willmott
                                           Chief Financial Officer

                                  SCHEDULE 6.2
                                  Page 2 of 2

                           CERTIFICATE OF COMPLIANCE
                          (LISTING EVENTS OF DEFAULT)

         THE UNDERSIGNED, Paul K. Willmott, the Chief Financial Officer of Uranium Resources, Inc., a Delaware corporation (the "Company"), hereby certifies that:

         1. The following is a list of each Event of Default that exists or would exist with the giving of notice or the passage of time under that certain Note and Warrant Purchase Agreement, dated May 25, 1995 (the "Purchase Agreement"), by and among the Company, Lindner Investments, a Massachusetts business trust (on behalf of its Lindner Bulwark Fund Series) and Lindner Dividend Fund, Inc., a Missouri corporation:


                          [LIST OF EVENTS OF DEFAULT]


         2. The Company proposes to take the following actions with respect to each such Event of Default:


                           [LIST OF PROPOSED ACTION]


         3. Terms used, but not otherwise defined, herein shall be used herein as defined in the Purchase Agreement.

         4.   This Certificate of Compliance is the certificate required by
Section 6.2 of the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Compliance as of the ______ day of _________, 199____.


                                           _______________________________
                                           Paul K. Willmott
                                           Chief Financial Officer

                                SCHEDULE 7.2(B)

                                 EXISTING DEBT
                           OF URANIUM RESOURCES, INC.

Short-term notes                                                 $6,491,738

Borrowings from related parties                                      90,000

Accrued interest payable                                            163,248

Current portion of long-term debt                                   142,000

Royalties payable                                                   509,606

Current portion of restoration reserve                               65,000

Other accrued liabilities                                           603,290

Other long-term liabilities and deferred credits                  2,341,910

Long-term debt, less current portion                              1,345,507

                                                         Schedule 7.9


                            URANIUM RESOURCES, INC.
                                USE OF PROCEEDS


Debenture Proceeds                                             $6,000

Beginning Payables (See Detail)                                $1,527

Operating Expenses
(April, May, June, 1/3 July)

   Payroll and Taxes
   Key Employees

       W. M. Mays                                 $66
       P. K. Willmott                              48
       W. M. McKnight                              69
       R. F. Clement                               43
       H. L. Anthony                               43
       J. H. Card                                  43
       M. S. Pelizza                               27
                                                  ---
   Total Key Employees                                            339

   Other Payroll (28 Employees)                                   539

Benavides Restoration                                              76

Kingsville Dome --

   Operations    (Subject to Board Approval
                  Period August-December)                       2,051


                                                         Schedule 7.9

                            URANIUM RESOURCES, INC.
                                USE OF PROCEEDS

Rosita

   Development:
     Drilling                                                     139
     Supplies (Casing, Screens)                                    85
     Other (Fuel & Repairs)                                        24

   Operations:

     Switchgear & Well Wiring for Start-up                         60
     Wellfield Piping                                              35
     Chemicals                                                     14
     U3O8 Drying                                                    4
     Other (Fuel, Utilities)                                      119
     Royalties                                                     11

Churchrock
   Legal and Permitting                                            93

Westinghouse/Crownpoint
   Legal and Permitting                                            57

G & A Expenses

   Employee Expense Accounts                       54
   Directors Expenses                              22
   D & O Insurance                                 43
   Rent and Telephone                              60
   Legal                                           51
   Congelton/Bettinger Fee                        130
   Other                                           21
                                                  ---
     TOTAL G & A                                                  381

                                                         Schedule 7.9

                            URANIUM RESOURCES, INC.
                                USE OF PROCEEDS

  W. M. Mays Note                                                90

  Interest - Long-Term Debt - UBS                               283
                                                           --------
  Total Rosita Operating Expenses (April, May,
  June, 1/3 July, 1995) Plus Kingsville Operating
  Expenses (August - December, 1995)                          4,400

  TOTAL OUTFLOW                                            $  5,927
                                                           ========
  BALANCE                                                        77
                                                           ========

                                                                  Schedule 7.9

                            URANIUM RESOURCES, INC.
                   DETAIL OF BEGINNING ACCOUNTS PAYABLE - M$

                                                 THRU     DEFERRED
                                               APRIL 1,      TO
                                                 1995     OCT 1995    PAYABLES
  KEY EMPLOYEES PAYROLL
  (INCLUDES FICA, PICA, MED, 401K)

       W. M. Mays                                    59         59           0

       P. K. Willmott                                14         14           0

       W. M. McKnight                                62         62           0

       R. F. Clement                                 39         39           0

       H. L. Anthony                                 39         39           0

       J. H. Card                                    39         39           0

       M. S. Pelizza                                 24         24           0

       All Others                                   174        174           0

           Total Payroll and Taxes                  450        450           0



  BENAVIDES RESTORATION

       Enviromental/Safety                           34          0          34

       Legal                                         12          0          12

       Other                                          6          0           6

                                                                    Schedule 7.9

                            URANIUM RESOURCES, INC.
                   DETAIL OF BEGINNING ACCOUNTS PAYABLE - M$

                                                 THRU     DEFERRED
                                               APRIL 1,      TO
                                                 1995     OCT 1995    PAYABLES
KINGSVILLE DOME

     Leases                                        18          0          18

     Operations:

       Drilling - Cinco-E                           2          0           2

       Other (Inc Env/Safety, Fuel                 71          0          71
       Utilities, Repairs


ROSITA

     Lease Payments                                50          0          50

     Development:

       Drilling - Cinco-E                         228        139          89

       Drilling - Sullivan                        212          0         212

       Supplies (Casing, Screens, Cement,         201          0         201
       Drilling Mud, Bits)

       Other (Fuel, Repairs)                       47          0          47

     Operations:

       Plant Repairs                              148          0         148
       (Repair of IX Columns, Pipelines,
       Plant Tankage in Anticipation of
       Start-Up)

       Cinco-E                                      4          0           4

       Other (Fuel, Utilities)                     51          0          51

                                                                    Schedule 7.9

                            URANIUM RESOURCES, INC.
                   DETAIL OF BEGINNING ACCOUNTS PAYABLE - M$

                                                 THRU     DEFERRED
                                               APRIL 1,      TO
                                                 1995     OCT 1995    PAYABLES
VASQUEZ - LEASE                                     7          0           7

CHURCHROCK

     Land                                          32          0          32

     Permits/Water Rights:

       License Fees                                36          0          36

       Legal                                       84          0          84

       Miscellaneous                                3          0           3

WESTINGHOUSE CROWNPOINT

     Land                                           3          0           3

     Permits/Water Rights:

       License Fees                                36          0          36

       Miscellaneous                               16          0          16


UNIT 1 CROWNPOINT

     License Fees                                  36          0          36

                                                                    Schedule 7.9

                            URANIUM RESOURCES, INC.
                   DETAIL OF BEGINNING ACCOUNTS PAYABLE - M$

                                                 THRU     DEFERRED
                                               APRIL 1,      TO
                                                 1995     OCT 1995    PAYABLES
G & A EXPENSES

     Employee Expense Accounts                    102        102           0

     Directors' Expenses                           27         27           0

     Other Employees Expenses                      14         14           0

     D & O Insurance                               30          0          30

     Arthur Anderson                               60          0          60

     Stock listing/Maint. Fees                     46          0          46

     TX License Fee                                33          0          33

     Rent                                          29          0          29

     Phone                                         15          0          15

     Legal                                         60          0          60

     Miscellaneous                                 83         27          56

               TOTAL                            2,286        759       1,527

                                  SCHEDULE 11

                                PERMITTED LIENS

1. Deed of Trust, Security Agreement and Financing Statement dated March 27, 1995 from URI, Inc. to Charlie George Mays as Trustee for the benefit of Wallace M. Mays, recorded in Volume 186, Page 753, Official Records of Duval County, Texas, to secure the payment of a February 24, 1995 note in the amount of $65,000, a March 27, 1995 note in the amount of $25,000, and up to an additional $109,000 which may be advanced from time to time.

2. Delinquent ad valorem taxes, penalties and interest for years 1975, 1976, and 1978 in the aggregate amount of $1,319.98 as of May, 1995, assessed against the lands covered by the Flores lease (RO4) recorded in Volume 411, Page 343, Oil & Gas Lease Records of Duval County, Texas.

3. UCC-1 Financing Statements of record on the date hereof assigned to Union Bank of Switzerland and covering certain Uranium inventory and certain contracts and accounts, and general intangibles relating thereto and products, profits, and proceeds thereof.

4. Certificate of Deposit held by Citibank, N.A. in the original amount of $562,038.89 as collateral against a letter of credit in that amount.

5. Mechanic's Lien evidenced by lien affidavit dated March 29, 1995, filed by Frasier Mining & Industrial Supply against Uranium Resources, Inc. in the amount of $38,612.04, recorded under Instrument File No. 52563 in the Official Records of Duval County, Texas. (To be removed by December 31, 1995).



                                       1